________________________________________________________________________________

                       STOCK AND ASSET PURCHASE AGREEMENT

                                    between

                                C. R. Bard, Inc.

                                      and

                      Arterial Vascular Engineering, Inc.

                            Dated as of July 9, 1998

________________________________________________________________________________


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                                TABLE OF CONTENTS

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ARTICLE I
                      PURCHASE AND SALE OF STOCK AND ASSETS...............  2
       1.1      Stock; Assets; Liabilities................................  2
                (a)   Stock Purchase......................................  2
                (b)   Asset Purchase......................................  3
                (c)   Excluded Assets.....................................  8
                (d)   Assumed Liabilities................................. 10
                (e)   Liabilities Not Assumed............................. 11
       1.2      Assumption of Liabilities; Purchase Price................. 12
       1.3      Adjustment to Purchase Price.............................. 13
                (a)   Preparation of Preliminary Closing Statement of
                      Assets and Liabilities.............................. 13
                (b)   Review of Preliminary Closing Statement of Assets
                      and Liabilities..................................... 13
                (c)   Disputes............................................ 14
                (d)   Final Statement of Assets and Liabilities........... 15
                (e)   Adjustments to the Purchase Price................... 15

ARTICLE II

                                        CLOSING........................... 17
      2.1      Time and Place............................................. 17
      2.2      Deliveries by Seller....................................... 17
                (a)   Deliveries on the Closing Date...................... 17
                (b)   Delivery on or After the Closing Date............... 18
      2.3      Deliveries by Buyer........................................ 19

ARTICLE III

                        REPRESENTATIONS AND WARRANTIES.................... 19
      3.1      Representations and Warranties of Seller................... 19
                (a)   Due Incorporation of the Subsidiaries............... 19
                (b)   Due Incorporation and Power......................... 20
                (c)   Authorization and Validity of Agreements............ 21
                (d)   Title............................................... 21
                (e)   Capitalization...................................... 22
                (f)   No Conflict......................................... 23
                (g)   Financial Statements; Financial Results............. 24
                (h)   Absence of Material Adverse Change.................. 25
                (i)   Taxes............................................... 25
                (j)   Title to Real and Personal Properties; Liens and
                      Encumbrances; Assets; No Other Interests............ 27
                (k)   Business Contracts.................................. 28

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                (l)   Legal Proceedings................................... 29
                (m)   Government Licenses, Permits and Related Approvals.. 30
                (n)   Conduct of Business in Compliance with
                      Regulatory Requirements............................. 30
                (o)   Labor Matters....................................... 31
                (p)   Intellectual Property............................... 32
                (q)   Employee Benefit Plans.............................. 35
                (r)   Brokers, Finders, etc. ............................. 40
                (s)   Environmental Matters............................... 40
                (t)   No Other Representations or Warranties.............. 43
                (u)   Affiliate Agreements................................ 43
                (v)   Insurance........................................... 43
                (w)   Audited Financial Statements........................ 44
                (x)   Milu and X-trode.................................... 44
      3.2      Representations and Warranties of Buyer.................... 44
                (a)   Due Incorporation and Power......................... 44
                (b)   Authorization and Validity of Agreements............ 45
                (c)   No Conflict......................................... 45
                (d)   Brokers, Finders, etc. ............................. 46
                (e)   Legal Proceedings................................... 47
                (f)   Purchase for Investment............................. 47
                (g)   No Other Representations or Warranties.............. 47
      3.3      Survival of Representations and Warranties................. 47

                                   ARTICLE IV

                                   COVENANTS.............................. 48
      4.1      Access to Information Concerning Properties and Records.... 48
                (a)   Access.............................................. 48
                (b)   Subsequent Access................................... 48
                (c)   Retention of Records................................ 49
      4.2      Conduct of the Business Prior to the Closing Date.......... 49
      4.3      Intercompany Accounts, Debt................................ 53
                (a)   Intercompany Accounts............................... 53
                (b)   Settlement of Intercompany Debt..................... 53
      4.4      Antitrust Laws............................................. 54
      4.5      Cash Management............................................ 55
      4.6      Further Actions............................................ 55
                (a)   Approvals, Filings and Defense of Proceedings....... 55
                (b)   Consents............................................ 57
                (c)   Mail................................................ 57
                (d)   Full Benefit of this Agreement...................... 58
                (e)   Non-assignable Agreements........................... 58
      4.7      Covenant Not to Compete.................................... 59
      4.8      Qualifying Shares.......................................... 61
      4.9      Business Records........................................... 61

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      4.10     Use of Names and Logos..................................... 62
      4.11     Ancillary Agreements....................................... 63
      4.12     Intentionally Omitted...................................... 63
      4.13     Notification of Certain Matters............................ 63
      4.14     Confidentiality............................................ 64
      4.15     Best Efforts............................................... 65
      4.16     Financial Statements....................................... 65
      4.17     Intentionally Omitted...................................... 65
      4.18     Liabilities Assumed by Seller.............................. 66
      4.19     Estoppel Certificates...................................... 66
      4.20     Release of Subsidiaries.................................... 66
      4.21     Permits.................................................... 66
      4.22     Non-Solicitation........................................... 67
      4.23     Insurance Claims........................................... 67
      4.24     Litigation Expenses........................................ 68

ARTICLE V

                                     CONDITIONS PRECEDENT................. 68
       5.1     Conditions Precedent to Obligations of Parties............. 68
                (a)   No Injunction....................................... 68
                (b)   Regulatory Authorizations........................... 69
                (c)   Ancillary Agreements................................ 70
       5.2     Conditions Precedent to Obligation of Buyer................ 70
                (a)   Accuracy of Representations and Warranties.......... 70
                (b)   Performance of Agreement............................ 71
                (c)   Certificate......................................... 71
                (d)   Consents; Third-Party Rights; Filings; Notices...... 71
                (e)   Resignations........................................ 71
                (f)   Required Items...................................... 72
                (g)   Permits............................................. 72
                (h)   Financial Information............................... 72
       5.3     Conditions Precedent to Obligation of Seller............... 72
                (a)   Accuracy of Representations and Warranties.......... 73
                (b)   Performance of Agreements........................... 73
                (c)   Certificate......................................... 73
                (d)   Required Items...................................... 74
                (e)   Permits............................................. 74

ARTICLE VI

                             PROVISIONS AS TO TAX MATTERS................. 74
      6.1      Tax Indemnification........................................ 74
                (a)   Seller's Indemnification Obligation................. 74
                (b)   Buyer's Indemnification Obligation.................. 75
                (c)   Taxable Periods..................................... 76
                (d)   Tax Claims.......................................... 77

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                (e)   Tax Returns......................................... 79
                (f)   Access to Tax Data.................................. 83
                (g)   Limitations on Claims for Indemnity................. 83
                (h)   Indemnification Procedures.......................... 83
                (i)   Prohibition on Certain Transactions After
                      the Closing Date.................................... 84
                (j)   Certain Taxes Deemed Paid........................... 84
      6.2      Tax Related Adjustments.................................... 84
                (a)  Indemnity Payments as Adjustment to Purchase Price... 84
                (b)   Adjustment to Indemnity Payment..................... 85
                (c)   Refunds and Credits Payable to Seller............... 85
                (d)   Carryback of any Tax Attribute...................... 86
      6.3      Transfer Taxes............................................. 86
      6.4      Allocation of Purchase Price............................... 87
      6.5      Tax Matters Governed by Article VI......................... 88

ARTICLE VII
                     LABOR MATTERS, EMPLOYEE RELATIONS AND BENEFITS....... 88
      7.1      Transferred Employees...................................... 88
      7.2      Benefits for Transferred Employees......................... 89
      7.3      Severance Policy and Other Agreements...................... 90
                (a)   Minimum Severance for Certain Transferred
                      Employees........................................... 90
                (b)   Severance/Employment Agreements of Transferred
                      Employees........................................... 90
      7.4      1998 Bonus................................................. 90
      7.5      Credit for Deductibles..................................... 91
      7.6      Seller Plans............................................... 91
                (a)   Defined Contribution Plans.......................... 91
                (b)   Defined Benefit Plan................................ 93
                (c)   Other Plans......................................... 93
      7.7      Employee Notification Requirements......................... 94
                (a)   Prohibit Actions Implicating WARN or Analogous
                      Laws................................................ 94
                (b)   WARN and Other Notifications........................ 94
                (c)   Terminations in Compliance with Foreign Laws........ 95
      7.8      No Third Party Beneficiaries............................... 95

ARTICLE VIII

                             INDEMNIFICATION.............................. 95
      8.1      Indemnification............................................ 95
                (a)   Buyer's Indemnification Obligations................. 95
                (b)   Seller's Indemnification Obligations................ 97
                (c)   Indemnified Liabilities............................. 99
                (d)   Environmental Matters............................... 99
      8.2      Procedure..................................................100
      8.3      Limitation on Indemnification..............................102
                (a)   Indemnification Threshold...........................102

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                (b)   Certain Special, Indirect, Incidental,
                      Consequential and Related Damages not
                      Indemnifiable.......................................102
                (c)   Indemnity Payments Reduced by Insurance Proceeds....102
                (d)   Limitation on Liability.............................103
      8.4      Exclusive Remedy...........................................103
      8.5      Time Period................................................104

ARTICLE IX

                                MISCELLANEOUS.............................104
      9.1      Termination and Abandonment................................104
                (a)   General.............................................104
                (b)   Procedure Upon Termination..........................106
                (c)   Survival of Certain Provisions......................106
      9.2      Fees and Expenses..........................................106
      9.3      Notices....................................................107
      9.4      Entire Agreement...........................................108
      9.5      Binding Effect; Benefit....................................108
      9.6      Assignability..............................................108
      9.7      Amendment and Modification; Waiver.........................109
      9.8      Public Announcements.......................................109
      9.9      Specific Performance.......................................110
      9.10     Bulk Sales Law.............................................110
      9.11     Section Headings...........................................110
      9.12     Counterparts...............................................110
      9.13     Applicable Law.............................................110
      9.14     Submission to Jurisdiction.................................110
      9.15     Severability of Provisions.................................111
      9.16     Certain Defined Terms......................................112
      9.17     Schedules..................................................113

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                              INDEX OF DEFINITIONS


                  The following terms shall have the meanings ascribed to them in the sections referred to opposite such term below:

Term                                                               Section
----                                                               -------

"1060 Forms"                                                       6.4
"1997 Statement of Operations"                                     5.2(h)
"Act"                                                              6.1(b)
"affiliate"                                                        9.16(i)
"Ancillary Agreements"                                             4.11
"Antitrust Division"                                               4.4
"Antitrust Improvements Act"                                       4.4
"Asset Patent Rights"                                              3.1(p)(i)
"Asset Trademark Rights"                                           3.1(p)(ii)
"Assets"                                                           1.1(b)
"Assumed Liabilities"                                              1.1(d)
"Auditor"                                                          1.3(c)
"Bard Connaught"                                                   1.1(a)
"Bard Galway"                                                      1.1(a)(iv)
"Bard International"                                               1.1(a)(ii)
"Bard Ireland"                                                     1.1(a)(iii)
"Bard Japan"                                                       1.1(a)(ii)
"Bard Shannon"                                                     1.1(a)(iii)
"Bard U.S. Pension Plan"                                           7.2
"Benefit Plans"                                                    3.1(q)(i)
"best efforts"                                                     9.16(ii)
"Business"                                                         Recitals
"Business Contracts"                                               3.1(k)
"Business Intellectual Property"                                   3.1(p)
"Buyer"                                                            Recitals
"Buyer Indemnified Parties"                                        8.1(b)
"Buyer's Objection"                                                1.3(b)
"Buyer's Savings Plan"                                             7.6(a)
"Cash Balances"                                                    4.5
"Closing"                                                          2.1
"Closing Date"                                                     2.1
"Code"                                                             3.1(q)(iii)
"Competitive Activity"                                             4.7
"Competitive Product"                                              4.7
"Copyright Rights"                                                 3.1(p)(iii)
"CorMedica"                                                        1.1(a)(i)
"Coronary"                                                         9.16(iii)
"Damages"                                                          8.1(a)
"Designee" or "Designees"                                          9.6

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Term                                                               Section
----                                                               -------
"Directives"                                                       7.7(a)(ii)
"Disclosure of Invention"                                          9.16(ix)
"Employer"                                                         3.1(q)(i)
"Environmental Claim"                                              3.1(s)(5)
"Environmental Laws"                                               3.1(s)(5)
"Environmental Permits"                                            3.1(s)(5)
"ERISA"                                                            3.1(q)(i)
"Excluded Assets"                                                  1.1(c)
"Expiration Date"                                                  8.5
"Facilities"                                                       1.1(b)(vii)
"Final Statement of Assets and Liabilities"                        1.3(d)
"Financial Review"                                                 5.2(h)
"FTC"                                                              4.4
"GAAP"                                                             3.1(w)
"Hazardous Materials"                                              3.1(s)(5)
"IMPRA Agreement"                                                  4.11
"Indemnified Liabilities"                                          8.1(c)
"Initial Statement of Assets and Liabilities"                      1.3(a)
"Intercompany Account"                                             4.3(a)
"IP Agreement"                                                     4.11
"Irish Disability Plans"                                           3.1(q)(xi)
"Irish Pension Plans"                                              3.1(q)(xi)
"knowledge"                                                        9.16(viii)
"Law"                                                              3.1(n)(i)
"Lease"                                                            4.11
"Legal Proceeding"                                                 3.1(l)
"Liabilities"                                                      9.16(iv)
"Liens"                                                            3.1(d)
"Machinery"                                                        1.1(b)(iv)
"Material Adverse Effect"                                          9.16(v)
"Material Contract"                                                3.1(k)
"Material Non-Business Permits"                                    4.21
"Material Permits"                                                 3.1(m)
"Material Subsidiary Contracts"                                    3.1(k)
"Mergers Act"                                                      4.4
"METE"                                                             5.1(b)(iv)
"Milu"                                                             1.1(a)(v)
"Net Book Value"                                                   1.3(a)
"Net Intercompany Debt"                                            4.3(b)
"Net Subsidiaries Receivable Amount"                               1.3(e)
"Noncompetitive Period"                                            4.7
"Non-United States Employees"                                      3.1(q)(i)(B)
"Patent Rights"                                                    3.1(p)(i)
"Permits"                                                          1.1(b)(vi)
"Permitted Exceptions"                                             3.1(j)

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Term                                                               Section
----                                                               -------
"person"                                                           9.16(vi)
"Post-Closing Straddle Period"                                     6.1(c)(ii)
"Pre-Closing Straddle Period"                                      6.1(c)(i)
"Preliminary Closing Statement of Assets and Liabilities           1.3(a)
"Proposed Settlement"                                              6.1(d)(iii)
"Purchase Price"                                                   1.2(a)
"Real Property"                                                    1.1(b)(vii)
"Remedial Actions"                                                 8.1(d)(iii)
"Savings Total Transfer Amount"                                    7.6(a)
"Savings Transfer Date"                                            7.6(a)
"Scheduled Employees"                                              7.1
"Securities Act"                                                   3.2(f)
"Seller"                                                           Recitals
"Seller Indemnified Parties"                                       8.1(a)
"Seller's Defined Benefit Plan"                                    7.6(b)
"Seller's Savings Plan"                                            7.6(a)(i)
"Seller Severance Plan"                                            7.3(a)
"Seller's Trademarks and Logos"                                    4.10
"Stock"                                                            1.1(a)
"subsidiary" or "subsidiaries"                                     9.16(vii)
"Subsidiary" or "Subsidiaries"                                     1.1(a)
"Tax Claim"                                                        6.1(d)(i)
"Tax Returns"                                                      3.1(i)(i)
"Tax Statement"                                                    6.1(e)(iii)
"Taxes"                                                            3.1(i)(i)
"Taxing Authority"                                                 6.1(c)
"Technology"                                                       1.1(b)(xii)
"Third Party Claim"                                                8.2
"Trade Dress"                                                      1.1(b)(xiii)
"Trademark Rights"                                                 3.1(p)(ii)
"Transaction Agreements"                                           3.1(b)
"Transition Agreement"                                             4.11
"Transferred Employees"                                            7.1
"Transferred Service"                                              7.2
"VAT"                                                              6.1(a)(ii)
"WARN"                                                             3.1(o)(v)
"X-trode"                                                          1.1(a)(vi)

                       STOCK AND ASSET PURCHASE AGREEMENT


         STOCK AND ASSET PURCHASE  AGREEMENT,  dated as of July 9, 1998, between
C. R. Bard, Inc., a corporation organized and existing under the laws of the State of New Jersey ("Seller"), and Arterial Vascular Engineering, Inc., a corporation organized and existing under the laws of the State of Delaware ("Buyer").

         Seller and its subsidiaries (which, until the Closing Date, shall include the Subsidiaries) are engaged in, among other things, the research, development, manufacture, production, marketing, advertising, distribution, licensing, use, offer for sale and sale, worldwide, of coronary catheter lab products which include (i) PTCA balloon catheters; (ii) coronary stents, excluding myocardial stents (as further described in Schedule 4.7(i)); (iii) saphenous vein graft stents for coronary applications; (iv) PTCA guidewires; (v) PTCA guide catheters; (vi) coronary diagnostic catheters; (vii) coronary introducers; (viii) coronary diagnostic guidewires; (ix) femostop; (x) vessel closure devices for coronary applications; (xi) right heart pressure monitoring catheters; (xii) PTCA accessories; (xiii) coronary angiographic accessories;
(xiv) coronary OEM products; and (xv) related coronary components and accessories (the "Business").

         Seller desires to sell, and Buyer desires to purchase, the Business.

         Seller  and  Buyer  desire  to  enter  into  the  other   on-going  and
transitional arrangements contemplated hereby.

         Upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF STOCK AND ASSETS

         1.1 Stock; Assets; Liabilities. (a) Stock Purchase. Upon the terms and subject to the conditions of this Agreement, at the Closing: (i) Seller shall sell to Buyer or one or more of its Designees, and Buyer shall or shall cause one or more of its Designees to purchase, all of the capital stock owned by Seller of CorMedica Corporation, a Delaware corporation ("CorMedica"), (ii) Seller shall cause Bard International, Inc., a Delaware corporation ("Bard International"), to sell to Buyer or one or more of its Designees, and Buyer shall or shall cause one or more of its Designees to purchase, all of the capital stock of Bard Japan Limited, a Japanese corporation ("Bard Japan"),
(iii) Seller shall cause Bard Shannon Ltd., an Irish corporation ("Bard Shannon"), to sell to Buyer or one or more or its Designees, and Buyer shall or shall cause one or more of its Designees to purchase, all of the issued share capital owned by Bard Shannon in C. R. Bard Ireland Ltd., an Irish corporation ("Bard Ireland"), (iv) Seller shall cause Bard Shannon to sell to Buyer or one or more of its Designees, and Buyer shall or shall cause one or more of its Designees to purchase, all of the issued share capital owned by Bard Shannon in Bard Galway Ltd., an Irish corporation ("Bard Galway"), (v) provided third party consents required in connection with such sale are obtained, Seller shall cause Bard Shannon to sell to Buyer or one or more of its Designees, and Buyer shall or shall cause one or more of its Designees to purchase, all of the share capital owned by Bard Shannon of Milu S.A., a Luxembourg corporation ("Milu"), and (vi) provided third party consents required in connection with such sale are obtained, Seller shall cause Bard Shannon to sell to Buyer or one or more of its Designees, and Buyer shall or shall cause one or more of its Designees to purchase, all of the quotas owned by Bard

Shannon of X-trode S.r.l., an Italian corporation ("X-trode"). Bard Japan, Bard Ireland, Bard Galway, Bard Connaught, an Irish corporation ("Bard Connaught"), Milu (but only if third party consents required in connection with the sale of the share capital of Milu owned by Bard Shannon are obtained) and X-trode (but only if third party consents required in connection with the sale of the quotas of X-trode owned by Bard Shannon are obtained) are hereinafter referred to individually as a "Subsidiary" and collectively as the "Subsidiaries", and the capital stock of CorMedica owned by Seller, the capital stock of Bard Japan, the issued share capital of Bard Ireland and Bard Galway owned by Bard Shannon, the issued share capital of Milu owned by Bard Shannon (but only if third party consents required in connection with the sale of such share capital are obtained) and the quotas of X-trode owned by Bard Shannon (but only if the consents required in connection with the sale of such quotas are obtained) are hereinafter referred to as the "Stock".

         (b) Asset Purchase. Except as otherwise provided in Section 1.1(c), upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall, or shall cause its subsidiaries (other than the Subsidiaries) to, sell, convey, assign, transfer and deliver to Buyer and/or its Designees, and Buyer and/or its Designees shall purchase, acquire and accept from Seller or its subsidiaries (other than the Subsidiaries), as appropriate, all of the Seller's and its subsidiaries' (other than the Subsidiaries') right, title and interest as of the Closing Date in and to all of the assets, properties, rights, goodwill, privileges, claims and contracts of every kind and nature, real, personal or mixed, tangible or intangible, absolute or contingent, as set forth below, without duplication (such right, title and interest in such assets, properties, rights, privileges, claims and contracts being sold, conveyed, assigned, transferred and delivered to Buyer or its Designees being referred to collectively as the "Assets"):

                  (i) the assets reflected on the Final Statement of Assets and Liabilities;

                  (ii) all packaging materials to the extent used or intended to be used exclusively in connection with the Business, wherever located on the Closing Date;

                  (iii) all  records,  data  (whether  in hard copy or  computer form), customer lists, vendor lists, service provider lists, promotional literature and advertising materials used, or intended to be used, primarily for the marketing of products of the Business, catalogs, research material, technical information, blueprints, technology, technical designs, drawings and specifications used, or intended to be used, primarily in the Business on the Closing Date; it being understood and agreed that following the Closing, copies of such items used primarily but less than exclusively in the Business shall be made available to Seller in accordance with the terms of Section 4.9 hereof and copies of similar items used in the Business but less than primarily shall be made available to Buyer in accordance with the terms of Section 4.9 hereof;

                  (iv) all equipment, fixtures, furniture, furnishings, machinery, tools and other tangible personal property which are (A) located at the Facilities or at the buildings, structures or other improvements leased pursuant to leases identified or referred to in
         Section 1.1(b)(v) on the Closing Date and, in either case, used primarily in connection with the Business or (B) used exclusively in the Business on the Closing Date (the "Machinery"), and all warranties and guarantees, if any, express or implied, existing for the benefit of Seller or its subsidiaries in connection with the Machinery, to the extent transferable;

                  (v) to the extent applicable to the Business, all agreements, contracts, maintenance and service agreements, purchase orders, purchase commitments for raw materials, goods and other services, advertising and promotional agreements, leases (including without limitation leases for real property), licenses (including without limitation licenses for intellectual property), shipping agreements and collective bargaining agreements (including all warranties, representations and guaranties therein), including but not limited to those set forth in Schedule 3.1(k) hereto (other than the Material Subsidiary Contracts);

                  (vi) all licenses, permits, consents, approvals, certificates, authorizations, qualifications, orders or franchises, including, without limitation, any of the foregoing issued under any Environmental Law and any of the foregoing relating to any right in any particular country to market the products of the Business, issued by any federal, state, local or foreign governmental or regulatory authority or organization which relate exclusively to the Real Estate, the Facilities or the Business on the Closing Date, in each case, to the extent transferrable (the "Permits");

                  (vii)  subject to the Lease,  the real  property  set forth in
         Schedule 1.1(b)(vii) hereto (collectively, the "Real Property"), including, without limitation, the buildings, structures and other improvements situated thereon (the "Facilities"), and all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads and appurtenances pertaining to or accruing to the benefit of such property, subject to the Permitted Exceptions;

                  (viii) the other assets identified in Schedule 1.1(b)(viii), except to the extent that any such assets have been disposed of not in violation of the provisions of Section 4.2 since the date of this Agreement;

                  (ix) subject to the IP Agreement, all unexpired domestic and foreign patents, patent applications and Disclosures of Inventions and any improvements, continuations, continuations-in-part, divisionals, extensions, reissues, patents of addition, reexaminations or substitutions thereof, any subsequent filings in any country claiming priority therefrom and any and all discoveries or inventions whether or not embodied within the foregoing, and any right to use or exploit any of the foregoing, in each case relating to the Business on the Closing Date, including, but not limited to, the foregoing identified in
         Schedule 1.1(b)(ix) hereto;

                  (x) subject to the IP Agreement and Section 4.10 hereof, (A) all registered and unregistered unexpired domestic and foreign trademarks, trademark registrations, trademark applications, trade names, brand names, certification marks and service marks; and (B) all state trademark registrations and applications therefor, including, without limitation, any extension, modification or renewal of any such registrations or applications and all common law rights in such trademarks, and any right to use or exploit any of the foregoing, in each case including, without limitation, any goodwill associated therewith and relating to the Business on the Closing Date, including, but not limited to, the foregoing identified in Schedule 1.1(b)(x) hereto;

                  (xi) subject to the IP Agreement, all original works of authorship, including but not limited to, all copyrights and registrations or applications for registration of copyrights in any jurisdiction, including, without limitation, any renewals or extensions thereof, advertising materials, publications, technical papers and computer software, and any right to use or exploit any of the foregoing, in each case relating to the

         Business on the Closing Date, including but not limited to, the foregoing identified in Schedule 1.1(b)(xi) hereto;

                  (xii) subject to the IP Agreement, all (A) patterns, plans, designs, research data, trade secrets and other proprietary know-how, formulae and manufacturing processes, commercially practiced processes and inventions, in each case whether or not patentable in any jurisdiction and (B) operating manuals, drawings, technology, manuals, data, records, procedures and research and development records, and any right to use or exploit any of the foregoing, in each case relating to the Business on the Closing Date (the "Technology");

                  (xiii) subject to the IP Agreement, all distinctive features of the packaging for the products of the Business on the Closing Date and any right to use or exploit any of the foregoing (the "Trade Dress");

                  (xiv) all claims and causes of action (known or unknown and asserted or unasserted) against other persons to the extent arising out of or relating to the Assets or the Business (other than claims or causes of action to the extent arising out of or relating to (A) the Excluded Assets or (B) Liabilities that are not Assumed Liabilities), including, without limitation, the right to recover damages and losses sustained by Seller or its subsidiaries prior to the Closing;

                  (xv) all computer systems, computer hardware, databases, software programs, source codes and user manuals, which are (A) located at the Facilities or at the buildings, structures or other improvements leased pursuant to leases identified or referred to in Section 1.1(b)(v) on the Closing Date and, in either case, used primarily in connection with the Business or (B) used exclusively in the Business on the Closing

         Date; it being understood and agreed that following the Closing, copies of such items (other than computer systems and computer hardware) used less than exclusively in the Business shall be made available to Seller in accordance with the terms of Section 4.9 hereof and copies of similar items (other than computer systems and computer hardware) used in the Business but, in the case of clause (A), less than primarily and, in the case of clause (B), less than exclusively, shall be made available to Buyer in accordance with the terms of Section 4.9 hereof;

                  (xvi) the goodwill and going  concern  value of the  Business;
         and

                  (xvii) with respect to any claims or causes of action against other persons to the extent arising out of or relating to the Assets or the Business, any damages, judgments, fees, costs or awards which become payable to Seller or its subsidiaries between the date of this Agreement and the Closing, subject to reversal or reduction by any appellate or review process or proceeding (it being understood that any such damages, judgments, fees, costs or awards shall not be reflected as assets on the Final Statement of Assets and Liabilities).

         (c) Excluded Assets. Notwithstanding any provision in this Agreement or the Ancillary Agreements, it is expressly understood and agreed that all of the Seller's and its Subsidiaries' (other than the Subsidiaries') right, title and interest as of the Closing Date in and to the following assets, properties, rights, goodwill, privileges, claims and contracts of every kind and nature, real, personal and mixed, tangible or intangible, absolute or contingent (such right, title and interest being referred to herein as the "Excluded Assets") are specifically excepted from the Assets to be transferred to Buyer or its Designees pursuant to Section 1.1(b):

                  (i) the consideration delivered to, or to the order of, Seller pursuant to this Agreement;

                  (ii) all cash and cash equivalents or similar types of investments, such as certificates of deposit, Treasury bills and other marketable securities, except as provided in Section 4.5;

                  (iii) any refund or credits (including, without limitation, interest thereon or claims therefor) with respect to any Taxes for any period prior to the Closing Date, including, without limitation, Taxes assessed against any Real Property for any period prior to the Closing Date;

                  (iv) all insurance policies of Seller and its subsidiaries (other than the Subsidiaries) and all rights of Seller and its subsidiaries (other than the Subsidiaries) of every nature and description under or arising out of such insurance policies;

                  (v) except as provided in Section 1.1(b)(xvii) all receivables (including without limitation, receivables relating to VAT, freight and duty) of Seller and its subsidiaries (other than the Subsidiaries) of a type that would be reflected on a balance sheet prepared in accordance with GAAP;

                  (vi) all rights of Seller under this Agreement and the agreements and instruments delivered by Buyer or its affiliates pursuant to or in connection with this Agreement;

                  (vii) assets relating to the Benefit Plans; and

                  (viii) any intercompany receivables reflecting indebtedness from Seller and its subsidiaries (other than the Subsidiaries), on the one hand, to any Subsidiary, on the other hand (which will be governed by Section 4.3 hereof).

         (d) Assumed Liabilities. Except as otherwise provided in Section 1.1(e), on the Closing Date, Buyer shall, or shall cause its Designees to, assume only the Liabilities of Seller and its subsidiaries (other than the Subsidiaries) as set forth below (the "Assumed Liabilities"):

                  (i) which are to be performed after the Closing Date (or, in the case of contracts and agreements excluded from the Assets pursuant to Section 4.6(e), which are to be performed after the date such contract or agreement is deemed to be assigned pursuant to Section 4.6(e)) under the agreements, contracts, maintenance and service agreements, purchase orders, purchase commitments for raw materials, goods and other services, advertising and promotional agreements, leases, licenses, shipping agreements and collective bargaining agreements which are Assets pursuant to Section 1.1(b)(v) hereto to the extent to which the foregoing are applicable to the Business;

                  (ii) reflected as liabilities in the liabilities column of the Final Statement of Assets and Liabilities;

                  (iii) under the Permits transferred to Buyer to the extent relating to periods after the Closing Date; and

                  (iv) in respect of Transferred Employees of Seller and its subsidiaries (other than the Subsidiaries), any and all obligations which (A) are not reflected on the Final Statement of Assets and Liabilities, (B) relate to accrued vacation and sick time as of the Closing Date and (C) when added to the aggregate amount of such obligations of the Subsidiaries that are not reflected on the Final Statement of Assets and Liabilities do not exceed $300,000 in the aggregate.

         Buyer acknowledges that, except as otherwise provided herein and subject to the provisions hereof, the Liabilities of the Subsidiaries existing as of the Closing Date shall remain Liabilities of the Subsidiaries following the Closing Date.

         (e) Liabilities Not Assumed. Notwithstanding any provision in this Agreement or the Ancillary Agreements, Buyer and its Designees shall not assume, shall not take subject to and shall not be liable for (and the Assumed Liabilities shall not include) the Liabilities as set forth below:

                  (i) except as provided in Section 1.1(d)(ii), any Liabilities to the extent not incident to, or arising out of or incurred with respect to, the Business;

                  (ii) except as provided in Section 1.1(d)(ii), any Liabilities directly or indirectly arising out of or relating to the Excluded Assets;

                  (iii) all Liabilities resulting from any Legal Proceedings pending as of the Closing Date and any property damage, personal injury, death, product recall or other similar Liability arising out of products manufactured or distributed prior to the Closing Date (other than such Liabilities to the extent arising out of or resulting from the shipment, storage, handling or labelling (or any acts or omissions in respect thereof) of such products by Buyer, any of its affiliates or any of their direct or indirect distributors or agents after the Closing Date);

                  (iv) any Liabilities arising out of or relating to any Environmental Laws in respect of any condition existing on the Closing Date that constitutes a violation of any Environmental Law or that would require under Environmental Laws any investigation, cleanup, remediation or removal actions with respect to the presence of Hazardous Materials;

                  (v) any Liability for which Seller or any of its subsidiaries (other than the Subsidiaries) expressly has responsibility pursuant to the terms of this Agreement or any of the Ancillary Agreements;

                  (vi) except as provided under Section 4.6(e) hereof, Liabilities arising under any contract or agreement excluded from the Assets pursuant to Section 4.6(e) hereof until such time as such contract or agreement is deemed to be assigned to Buyer pursuant to
         Section 4.6(e) hereof; or

                  (vii) except as provided under Sections 1.1(d)(i) and (ii), any indebtedness for borrowed money (including, without limitation, as evidenced by bonds, notes, indentures or similar instruments) or for the deferred purchase price of property or services, or guarantees therefor.

         Seller acknowledges that Buyer and its Designees are not assuming any Liabilities of any nature other than the Assumed Liabilities.

         1.2 Assumption of Liabilities; Purchase Price. Subject to adjustment as set forth in Section 1.3, upon the terms and conditions of this Agreement, on the Closing Date, in consideration for the sale and transfer of the Assets and the Stock, Buyer or its Designees, as applicable, shall assume and discharge or perform when due the Assumed Liabilities and pay to, or to the order of, Seller by wire transfer in immediately available funds in U.S. dollars an amount equal to $550,000,000 (Five Hundred and Fifty Million Dollars) (the "Purchase Price") in accordance with written instructions given by Seller to Buyer not less than two business days prior to the Closing. The Purchase Price shall be allocated in accordance with the terms of Section 6.4 hereof.

         1.3 Adjustment to Purchase Price.

         (a) Preparation of Preliminary Closing Statement of Assets and Liabilities. As soon as reasonably possible after the Closing Date (but not later than 60 days thereafter), Seller shall prepare or cause to be prepared, and deliver to Buyer at Seller's expense a special purpose statement of assets and liabilities of the Business dated as of the Closing Date (the "Preliminary Closing Statement of Assets and Liabilities") audited by Arthur Andersen LLP. The Preliminary Closing Statement of Assets and Liabilities, after giving effect to the transactions contemplated by this Agreement, shall be prepared on a basis consistent with the special purpose statement of assets and liabilities of the Business as of December 31, 1997 delivered by Seller to Buyer and attached as Exhibit A hereto (the "Initial Statement of Assets and Liabilities"), subject to the exceptions and such other matters as are set forth in Schedule 1.3(a) hereto, and shall disclose net book value as determined without giving effect to receivables ("Net Book Value") as of the Closing Date. Seller and its employees and advisors shall have full access upon reasonable notice and during normal business hours to the books, papers and records of Buyer and its subsidiaries (including the Subsidiaries) relating to the Business as necessary or helpful for the preparation of the Preliminary Closing Statement of Assets and Liabilities.

         (b) Review of Preliminary Closing Statement of Assets and Liabilities. Buyer, upon receipt of the Preliminary Closing Statement of Assets and Liabilities, shall (i) review the Preliminary Closing Statement of Assets and Liabilities and (ii) to the extent Buyer may deem necessary, make reasonable inquiry of Seller relating to the preparation of the Preliminary Closing Statement of Assets and Liabilities. Buyer and its employees and advisors shall have full access upon prior written notice and during normal business hours to the books, papers and records of Seller and its subsidiaries and, upon the delivery by the Buyer of a customary release, the work papers of Seller's auditors relating to the preparation of the Preliminary Closing Statement of Assets and Liabilities in connection with such inquiry. The Preliminary Closing Statement of Assets and Liabilities shall be binding and conclusive upon, and deemed accepted by, Buyer unless Buyer shall have notified Seller in writing of any objections thereto (the "Buyer's Objection") within 45 days after receipt of the Preliminary Closing Statement of Assets and Liabilities.

         (c) Disputes. In the event of a Buyer's Objection, Seller shall have 45 days to review and respond to the Buyer's Objection, and Seller and Buyer shall attempt to resolve the differences underlying the Buyer's Objection within 45 days following completion of Seller's review of the Buyer's Objection. Disputes between Buyer and Seller which cannot be resolved by them within such 45-day period shall be referred no later than such 45th day for decision to a nationally-recognized independent public accounting firm as Seller and Buyer shall mutually agree upon (which firm shall not be the independent public accountants for either Seller or Buyer) (the "Auditor") who shall act as arbitrator and determine, based solely on presentations by Seller and Buyer and on the basis of the standards set forth in Section 1.3(a) hereof and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Preliminary Closing Statement of Assets and Liabilities requires adjustment. The Auditor shall deliver its written determination, including, without limitation, as to the adjustments, if any, to the Preliminary Closing Statement of Assets and Liabilities and the calculations supporting any adjustments, to Buyer and Seller no later than the 30th day after the remaining differences underlying the Buyer's Objection are referred to the Auditor, or such longer period of time as the Auditor determines is necessary. The

Auditor's determination shall be conclusive and binding upon the parties. The fees and disbursements of the Auditor shall be allocated between Buyer and Seller in such a way that Seller shall be responsible for that portion of the fees and expenses equal to such fees and expenses multiplied by a fraction the numerator of which is the aggregate dollar value of disputed items submitted to the Auditor that are resolved against Seller (as finally determined by the Auditor) and the denominator of which is the total dollar value of the disputed items so submitted, and Buyer shall be responsible for the remainder of such fees and expenses. Buyer and Seller shall make readily available to the Auditor all relevant information, books and records and any work papers relating to the Preliminary Closing Statement of Assets and Liabilities and all other items reasonably requested by the Auditor. In no event may the Auditor's resolution of any difference be for an amount which is outside the range of Buyer's and Seller's disagreement.

         (d) Final Statement of Assets and Liabilities. The Preliminary Closing Statement of Assets and Liabilities (after giving effect to any adjustment pursuant to Section 1.3(c)) shall become final and binding upon the parties upon the earliest of (i) the failure by Buyer to object thereto within the period permitted under Section 1.3(b), (ii) the agreement between Buyer and Seller with respect to the full resolution of the Buyer's Objection and (iii) the decision by the Auditor with respect to any disputes under Section 1.3(c). The Preliminary Closing Statement of Assets and Liabilities, as adjusted pursuant to the agreement of the parties or decision of the Auditor, when final and binding is referred to herein as the "Final Statement of Assets and Liabilities."

         (e) Adjustments to the Purchase Price. As soon as practicable (but not more than five business days) after the date on which the Final Statement of Assets and

Liabilities shall have been determined in accordance with this Section 1.3, (A) Buyer shall pay to Seller in immediately available funds in U.S. dollars the amount, if any, by which the sum of (i) Net Book Value (as determined without giving effect to receivables) as at the Closing Date as reflected in the Final Statement of Assets and Liabilities and (ii) the Net Subsidiary Receivables Amount is greater than $51,775,194, which shall constitute an immediate upward adjustment of the Purchase Price in such amount or (B) Seller shall pay to Buyer in immediately available funds in U.S. dollars the amount, if any, by which $51,775,194 is greater than the sum of the Net Subsidiary Receivables Amount and Net Book Value (as determined without giving effect to receivables) as at the Closing Date as reflected in the Final Statement of Assets and Liabilities, which shall constitute an immediate downward adjustment of the Purchase Price in such amount. "Net Subsidiary Receivables Amount" shall be equal to 95% of the net book value ("net" meaning after deduction of the amount of the reserves for doubtful accounts) of the trade accounts receivable of the Subsidiaries as reflected on the Final Statement of Assets and Liabilities. If either party is required to make a payment pursuant to this Section 1.3(e), such party shall also be required to pay interest on the amount of such payment (for the period commencing as of the Closing Date and ending on the date on which the payment is made by such party) at a floating rate of interest equal to the ninety (90) day commercial paper rate for high grade unsecured notes as published from time to time in The Wall Street Journal, Eastern Edition. Notwithstanding the foregoing provisions of this Section 1.3(e), no payment pursuant to this Section 1.3(e) shall be made unless the payment would exceed $100,000, and if the payment would exceed $100,000 then the full amount of the payment contemplated by this Section 1.3(e) shall be made.

                                   ARTICLE II

                                     CLOSING

         2.1 Time and Place. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 9.1 hereof, the closing with respect to the purchase and sale of the Stock and the Assets (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, at 10:00 a.m. on the last day of the month during which all of the conditions to the Closing set forth in Article V hereof are satisfied or waived (other than the conditions to be satisfied on the Closing Date, but subject to waiver or satisfaction of such conditions) or on the next business day in The City of New York if such day is not a business day in The City of New York) or such other place, time and date as the parties may agree. The actual date of the Closing is herein referred to as the "Closing Date". For all purposes, the Closing shall be deemed to have occurred on, and the effective time of Closing shall be deemed to be, 11:59 p.m. New York City time on the Closing Date.

         2.2 Deliveries by Seller. (a) Deliveries on the Closing Date. On the Closing Date and at the place specified in Section 2.1, upon the terms and subject to the conditions of this Agreement, Seller shall, and shall cause its
subsidiaries,   as  applicable  to,  deliver  to  Buyer  or  its  Designees,  as applicable:

                  (i) certificates representing the stock of CorMedica owned by Seller, certificates representing the stock of Bard Japan, certificates representing the shares of Bard Ireland and Bard Galway owned by Bard Shannon, reasonable evidence that the shareholders' register of Milu validly records the share transfer of all of the share capital of Milu owned by Bard Shannon from Bard Shannon to Buyer or its Designees

         (but only if third party consents required in connection with the sale of the share capital of Milu are obtained) and certificates representing the quotas of X-trode owned by Bard Shannon (but only if third party the consents required in connection with the sale of the quotas of X-trode are obtained), in each case duly endorsed, or accompanied by stock powers duly executed, with all necessary stock transfer stamps attached thereto and cancelled or stock transfer forms duly executed, as the case may be;

                  (ii) deeds duly executed and acknowledged in recordable form sufficient to convey to Buyer or its Designees fee simple title (subject to the Permitted Exceptions) in the Real Property and the Facilities;

                  (iii) such deeds, bills of sale and other instruments of transfer, conveyance and assignment, duly executed and in valid form, as shall be sufficient to transfer the Stock, Assets and Assumed Liabilities to Buyer and its Designees;

                  (iv) the certificates, consents and other documents referred to herein as deliverable by Seller or its subsidiaries at the Closing, including, without limitation, an affidavit of nonforeign status as required by Section 1445(b)(2) of the Foreign Investment and Real Property Tax Act, as amended;

                  (v) a receipt for the Purchase Price; and

                  (vi) such instruments as shall be necessary, in form reasonably satisfactory to Buyer, duly executed and in valid form effective to evidence the assumption by Seller or its Designees, as applicable, of Liabilities pursuant to Section 4.18.

         (b) Delivery on or After the Closing Date. On or as promptly as practicable following the Closing Date, Seller shall, and shall cause its subsidiaries to, take such action as shall be necessary to put Buyer and/or its Designees in the possession or control of the Assets and shall deliver to Buyer copies of all written agreements, arrangements, commitments, contracts, purchase orders, leases, permits, business records and other documentation referenced in Section 1.1(b) hereof.

         2.3 Deliveries by Buyer. On the Closing Date, upon the terms and subject to the conditions of this Agreement, Buyer and its Designees shall deliver to, or to the order of, Seller:

                  (i) the Purchase Price;

                  (ii) such instruments as shall be necessary, in form reasonably satisfactory to Seller, duly executed and in valid form effective to evidence the assumption by Buyer or its Designees, as applicable, of the Assumed Liabilities; and

                  (iii) the certificates, consents and other documents referred to herein as deliverable by Buyer at the Closing.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

         (a) Due Incorporation of the Subsidiaries. Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing to the extent that the concepts of due incorporation, valid existence and good standing exist in the relevant jurisdiction, under the laws of the jurisdiction of its incorporation and is qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of its business or properties makes such qualification necessary. Each of the Subsidiaries has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Complete and correct copies of each of the Subsidiaries' respective constituent documents, each as amended to date, have been made available to Buyer.

         (b) Due Incorporation and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements (and together with this Agreement, the "Transaction Agreements") to which it is a party, perform its obligations hereunder and thereunder and own, operate and lease its properties and assets constituting the Business and to carry on the Business as it is now being conducted. Complete and correct copies of Seller's Certificate of Incorporation and By-laws, each as amended to date, have been made available to Buyer. Each of Bard Shannon and Bard International and any subsidiary of Seller (other than the Subsidiaries) that will be conveying Assets to Buyer pursuant to Section 1.1 or assuming Liabilities pursuant to Section 4.18 is, or on the Closing Date will be, a corporation duly incorporated, validly existing and in good standing to the extent that the concepts of due incorporation, valid existence and good standing exist in the relevant jurisdiction, under the laws of the jurisdiction of its incorporation and has, or on the Closing Date will have, all requisite corporate power and authority to consummate the applicable transactions contemplated by the Transaction Agreements. Complete and correct copies of each of Bard Shannon's and Bard International's respective constituent documents, each as amended to date, have been, or will upon request be, made available to Buyer.

         (c) Authorization and Validity of Agreements. The execution, delivery and performance by Seller of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors. On or prior to the Closing Date, the execution, delivery and performance by Seller and each subsidiary of Seller of the Ancillary Agreements to which it is a party and the consummation by it of the applicable transactions contemplated thereby will be duly authorized by its respective Board of Directors, and no other corporate action on its part or on the part of its stockholders will be necessary for the execution, delivery and performance by it of the Transaction Agreements to which it is a party and the consummation by it of the applicable transactions contemplated hereby and thereby. This Agreement has been, and at the Closing each of the Ancillary Agreements will be, duly executed and delivered by Seller and its subsidiaries, as applicable, and this Agreement is, and at the Closing each of the Ancillary Agreements will be, a legal, valid and binding obligation of Seller and its subsidiaries, as applicable, enforceable against each of Seller and its subsidiaries, as the case may be, in accordance with their respective terms, except as enforceability is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (d) Title. Upon consummation of the transactions contemplated hereby at the Closing, Seller shall deliver or shall cause to be delivered to Buyer or a Designee (or, in the case of qualifying stock required by law, to such persons as Buyer may designate), as applicable, (i) the Stock and (ii) the Assets, in the case of each of clauses (i) and (ii), free and clear of any liens, pledges, claims, mortgages, title defects, charges, easements, security interests, restrictions, options or other legal or equitable encumbrances ("Liens") and without Buyer or a Designee incurring any material penalty or other material adverse consequences, including, without limitation, any material increase in rents, royalties or license or other fees imposed solely as a result of, or arising solely from, the consummation of the transactions contemplated by the Transaction Agreements, except as permitted or disclosed in or pursuant to this Article III or in Schedule 3.1(d).

         (e) Capitalization. Except as set forth in Schedule 3.1(e) hereto, all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been validly issued, have been fully paid, are nonassessable (to the extent such concepts exist in the relevant jurisdiction) and are owned by Seller and/or one or more of its subsidiaries (other than shares held by nominees) free and clear of all Liens and preemptive rights (other than restrictions on transfer generally arising under any applicable securities laws). Schedule 3.1(e) sets forth for each of the Subsidiaries all of the authorized capital stock or other equity interests, the number of shares of outstanding capital stock or other equity interests, the record number of shares of such outstanding capital stock or other equity interests owned by each owner thereof and the name of each such record owner. Except as set forth in Schedule 3.1(e) hereto and except as contemplated by Section 1.1 of this Agreement, there are no outstanding or authorized rights or agreements of any kind relating to the sale, issuance, redemption, return or voting of any shares of capital stock of, or other ownership interests in, any of the Subsidiaries, or evidencing the right to purchase any shares of capital stock of, or other ownership interests in, any of the Subsidiaries and no equity securities of any of the Subsidiaries are reserved for issuance for any purpose. Except as set forth on Schedule 3.1(e), there are also no "phantom" stock rights, stock appreciation rights or other similar rights relating to the capital stock of, or other ownership interests in, any of the Subsidiaries. On the date of this Agreement, Seller owns 27,122 shares of Class A Common Stock of CorMedica.

         (f) No Conflict.  Except as set forth in Schedule  3.1(f)  hereto,  the execution, delivery and performance by Seller and its subsidiaries of the Transaction Agreements to which they are a party and the consummation by Seller and its subsidiaries of the transactions contemplated hereby and thereby does not and will not (i) violate or result in the breach of any provision of federal, state, local or foreign law, rule, regulation, order, injunction, judgment or decree applicable to Seller or any of its subsidiaries or to which their respective properties are subject; (ii) require any consent or approval of, or filing with or notice to, any governmental or regulatory authority under any provision of federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to Seller or any of its subsidiaries; (iii) violate any provision of the Certificate of Incorporation or By-laws or other constituent documents of Seller or any of its subsidiaries; (iv) require any consent, approval or notice under, conflict with, or result in the breach, lapse, cancellation or termination of, or constitute a default under, or result in the acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of, or the performance by, Seller or any of its subsidiaries under, or result in a loss of any benefit to which Seller or any of its subsidiaries is entitled or result in any penalty or adverse consequence under, any Business Contract or any plan, permit, authorization or approval which is an Asset or which is owned or used by a Subsidiary or under which a Subsidiary has any right or obligation or (v) result in the creation or imposition of any Lien on any of the Assets or the Stock or on any assets of the Subsidiaries (except in the case of clauses (i), (ii), (iv) or (v), for such violations, consents, approvals, filings, notices, conflicts, breaches, lapses, cancellations, terminations, defaults, accelerations or losses, the absence of which or the result of which, as the case may be, would not have a Material Adverse Effect).

         (g) Financial Statements; Financial Results. Seller heretofore has delivered to Buyer the Initial Statement of Assets and Liabilities. Except as set forth in Schedule 3.1(g) hereto, the Initial Statement of Assets and Liabilities was prepared on a basis consistent with the audited consolidated financial statements of Seller as of December 31, 1997 (which audited financial statements were prepared in accordance with GAAP) and presents fairly in all material respects the financial position of the Business as of the date thereof. Except (A) as reflected in the Initial Statement of Assets and Liabilities, (B) for Seller's or its subsidiaries', as the case may be, obligations under the Business Contracts or under other contracts or agreements disclosed in the Schedules hereto, to the extent that the existence of such obligations is ascertainable solely by reference to such Business Contracts or such other contracts or agreements, (C) for liabilities incurred in the ordinary course of business subsequent to December 31, 1997 or in accordance with Section 4.2 and, in each case, which will be reflected on the Final Statement of Assets and Liabilities and (D) for liabilities of Seller not assumed by Buyer or its Designees under this Agreement, neither the Business nor Seller (but only with respect to the Business) nor any Subsidiary has any material Liabilities. The Liability of Buyer and its Designees for the Assumed Liabilities to be assumed pursuant to Section 1.1(d)(ii) and the Liabilities of the Subsidiaries reflected in the Final Statement of Assets and Liabilities (to the extent required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP) in the aggregate will not exceed the aggregate amount of the liabilities reflected in the liabilities column of the Final Statement of Assets and Liabilities, except for up to $300,000 for accrued vacation and sick time.

         (h) Absence of Material Adverse Change. Except as disclosed in Schedule 3.1(h), since January 1, 1998, (i) the Business has been conducted in the ordinary course of business consistent with past practice and (ii) there has not been any material adverse change in (A) the business, financial condition or results of operations of the Business, or (B) the Assets or any of the Subsidiaries, except (I) as may be disclosed in this Agreement or in the Schedules hereto, and (II) personnel changes resulting from the proposed change of ownership (it being understood and agreed that Buyer assumes the risks associated with such personnel changes).

                  (i) Taxes. (i) Except as set forth in Schedule 3.1(i), there has been timely filed by or on behalf of each Subsidiary and with respect to the Business all material returns, declarations, statements, reports, schedules, forms and information returns and any amended tax returns relating to any federal, state, provincial, local, municipal, territorial and foreign income, profits, franchise, gross receipts, municipal license, payroll, sales, employment, use, real and personal property, real estate, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts (collectively, "Taxes") required to have been filed (the "Tax Returns"), and all Taxes shown as due on such Tax Returns, have been or will be paid in a timely fashion or will be adequately provided for in the Final Statement of Assets and Liabilities on a basis consistent with the audited consolidated financial statements of Seller as of December 31, 1997, and all such Tax Returns are true, complete and correct in all material respects.

                  (ii) Except as disclosed in Schedule 3.1(i), no audit or other proceeding by any court, governmental or regulatory authority or similar person is pending with respect to any Taxes due from or with respect to any Subsidiary. No written assessment of Tax is proposed against any Subsidiary, except to the extent that any such written assessment is being contested in good faith.

                  (iii) There are no Liens for Taxes on any Asset or any asset of any Subsidiary, other than with respect to Taxes not yet due and payable or which are being contested in good faith.

                  (iv) Except as set forth in Schedule 3.1(i) hereto, none of the Subsidiaries will be, as of the Closing Date, a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

                  (v) The amount of the Subsidiaries' liability for unpaid Taxes for all periods ending on or before the date of the Initial Statement of Assets and Liabilities does not, in the aggregate, exceed the amount of liability accruals reflected on the Initial Statement of Assets and Liabilities, and the amount of the Subsidiaries' liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of liability accruals for Taxes reflected on the Final Statement of Assets and Liabilities.

                  (vi) The Seller and its subsidiaries have withheld and paid in connection with the operation of the Business all material Taxes required to be withheld and paid with respect to any employee, creditor, independent contractor or other third party for all periods for which the applicable statute of limitations has not expired.

         (j) Title to Real and Personal Properties; Liens and Encumbrances; Assets; No Other Interests. (i) Except as set forth in Schedule 3.1(j)(i), on the Closing Date, (A) Seller or the applicable subsidiary of Seller (other than the Subsidiaries) will own and have good and valid title to the assets of Seller and its subsidiaries (other than the Subsidiaries) in which Seller's and its subsidiaries' right, title and interest are being transferred pursuant to
Section 1.1 and which are reflected on the books and records of Seller and its subsidiaries (other than the Subsidiaries) as being owned by Seller or a subsidiary (other than the Subsidiaries) and (B) one of the Subsidiaries will own and have good and valid title to the real and tangible personal properties reflected on the Final Statement of Assets and Liabilities (other than real and tangible personal properties that are identified in clause (A) above) and the other assets reflected on the books and records of such Subsidiary as being owned by such Subsidiary on the Closing Date, in the case of clauses (A) and
(B), free and clear of all Liens, except (v) statutory Liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent, (w) Liens for Taxes the amount or validity of which are being contested in good faith or which are not yet delinquent, (x) Liens securing liabilities that are reflected on the Initial Statement of Assets and Liabilities and which will be reflected on the Final Statement of Assets and Liabilities, (y) Liens which do not materially impair the continued use and operation of such properties in the manner in which they have heretofore been used by Seller and its subsidiaries and (z), with respect to Real Property or real property owned by the

Subsidiaries, immaterial survey exceptions and consents and customary exceptions to title which do not materially impair the continued use and operation of such real property in the manner in which it has heretofore been used by Seller and its subsidiaries (the "Permitted Exceptions").

                  (ii) Except as set forth in Schedule 3.1(j)(ii), the Assets, the rights and assets of the Subsidiaries immediately after the Closing and the rights of Buyer under the Transaction Agreements, considered as a whole, constitute all the properties, assets and rights necessary for Buyer and its affiliates to conduct the Business in all material respects as conducted on the date hereof (with such changes in the conduct of the Business as are permitted by Section 4.2).

                  (iii) All material items of equipment and other tangible assets which are Assets or are being leased to Seller or any of its subsidiaries under leases which are Assets or which are owned by or leased to a Subsidiary are adequate for the uses to which they are being put and are adequate for the conduct of the Business in the manner in which the Business is conducted on the date hereof (with such changes in the conduct of the Business as are permitted by Section 4.2).

         (k) Business Contracts. Schedule 3.1(k) hereto sets forth (i) each Material Contract to which any of the Subsidiaries is a party or by which any of them or their assets are bound or have any rights (the "Material Subsidiary Contracts") and (ii) each Material Contract which constitutes an Asset (together with the Material Subsidiary Contracts, the "Business Contracts"). For the
purpose of this Agreement "Material Contract" shall mean any agreement, contract, maintenance and service agreement, purchase order, purchase commitment for raw materials, goods and other services, advertising and promotional agreement, lease, sublease, license, sublicense, option (other than employee stock options), shipping agreement, employment agreement or collective bargaining agreement which by its terms (i) after the date hereof, requires or may require any party thereto to pay an amount or provide consideration of any nature (whether in a lump sum or in a series of installments) or provides for financial commitments or, in any case, has an aggregate potential future liability, in excess of $100,000 in amount or value, (ii) provides for a surety, cosigner, endorser, guaranty or indemnity by any Subsidiary of any obligation or liability in excess of $100,000, contingent or otherwise, or (iii) has a remaining stated term in excess of one year and may not be terminated by any party thereto upon less than three months' notice, other than maintenance and service agreements and leases for personal property entered into in the ordinary course of business. None of Seller or any of its subsidiaries is, or since January 1, 1995 has been, in breach of or default in the performance of its obligations under any Business Contract, and, to the knowledge of Seller, no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by Seller or any of its subsidiaries (or, to the knowledge of Seller, any other party or obligor with respect thereto) has occurred, or as a result of its performance will occur. To the knowledge of Seller, each Business Contract is in full force and effect. Complete and correct copies of each Business Contract, including, without limitation, all amendments and supplements thereto, have been made available to Buyer.

         (l) Legal Proceedings. Except as identified in Schedule 3.1(l) hereto, there is no material civil, criminal or administrative claim, action, proceeding, arbitration or governmental investigation (each, a "Legal
Proceeding") pending or, to the knowledge of Seller, threatened in any jurisdiction, in each case, which (i) seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or (ii) involves the Business, any Subsidiary or any of the Assets. Schedule 3.1(l) hereto sets forth each judgment, judicial decree, injunction, determination, award and order entered by any domestic or foreign court or governmental authority or arbitrator or arbitral body to which the Business, any of the Subsidiaries, the Stock or any of the Assets is subject. None of any Subsidiary, the Seller (but only with respect to the Business) or any of its subsidiaries other than the Subsidiaries (but only with respect to the Business) is, or since January 1, 1995 has been, in violation or non-compliance in any material respect with any such judgment, judicial decree, injunction, determination, award or order.

         (m) Government Licenses, Permits and Related Approvals. Schedule 3.1(m) hereto lists each material license, permit, consent, certification, exemption, approval, authorization, qualification, order and franchise issued by any federal, state, local or foreign governmental or regulatory authority or organization used by Seller and its subsidiaries to conduct the Business as presently conducted (the "Material Permits"). Except as set forth in Schedule 3.1(m) and, to the knowledge of Seller, each item listed in Schedule 3.1(m) that constitutes an Asset or is owned or used by a Subsidiary is valid and in full force and effect, and neither Seller nor any of its subsidiaries has received any notice from any governmental authority cancelling, rescinding, materially modifying or refusing to renew any such item that constitutes an Asset or is owned or used by a Subsidiary.

         (n) Conduct of Business in Compliance with Regulatory Requirements. (i) Seller and each of its subsidiaries (other than the Subsidiaries) is, and, at all times since January 1, 1995 has been, in compliance with each law, regulation, rule, ordinance, order, judgment, decree and code promulgated or rendered by any federal, state, local or foreign governmental or regulatory authority or organization (each, a "Law") applicable to the operation or conduct of, or ownership of the property relating to, the Business except to the extent that failure to comply therewith would not have a Material Adverse Effect. Each of the Subsidiaries is, and, at all times since January 1, 1995, has been, in compliance with each Law applicable to such Subsidiary except to the extent that failure to comply therewith would not have a Material Adverse Effect. Except as set forth in Schedule 3.1(n), since January 1, 1995, neither Seller nor any of its subsidiaries (other than the Subsidiaries), in each case with respect to the Business, nor any of the Subsidiaries has been required by any governmental agency to make, nor has voluntarily undertaken, any product recall nor has Seller or any of its subsidiaries (other than the Subsidiaries) been restrained in the research, development, manufacture, production, marketing, advertising, distribution, licensing, use, offer for sale or sale of any products of the Business, nor has any Subsidiary been restrained in the research, development, manufacture, production, marketing, advertising, distribution, licensing, use, offer for sale or sale of any products and, to the knowledge of Seller, there is no such action or proceeding threatened by the U.S. Food and Drug Administration or any other U.S. or foreign governmental body or multinational organization or union against Seller or any of its subsidiaries (other than the Subsidiaries) relating to any products of the Business or against any Subsidiary, other than regulatory actions and proceedings affecting the medical device industry generally.

         (o) Labor Matters. Except as set forth in Schedule 3.1(o) hereto: (i) neither Seller nor any of its subsidiaries is a party or subject, and no employment agreements or other agreements affecting Transferred Employees are subject, and no Transferred Employees are subject to any collective bargaining agreement or other collective contract or agreement with any labor organization or other representative of any of the Transferred Employees, nor is any such collective contract or agreement presently being negotiated nor is there any duty on the part of Seller or any of its subsidiaries to bargain with any labor organization or representative for any such collective contract or agreement; (ii) there is no unfair labor practice charge or complaint pending or, to the knowledge of Seller, threatened against or otherwise affecting any of the Subsidiaries or relating to any of the Transferred Employees; (iii) there is no labor strike, slowdown, work stoppage, lockout or other labor controversy in effect or, to the knowledge of Seller, threatened against any of the Subsidiaries or relating to any of the Transferred Employees; (iv) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any court, governmental agency, administrative agency, commission, arbitrator or arbitral body brought by or on behalf of any present or former employee or retiree of any of the Subsidiaries or any Transferred Employee is pending or, to the knowledge of Seller, threatened against Seller or any of the Subsidiaries; (v) Seller (with respect to the Business) and the Subsidiaries are in compliance with their obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), and all other notification, bargaining and other similar obligations, including, without limitation, those arising under or in relation to any collective bargaining agreement, federal, state, local or foreign law or otherwise; and (vi) to the knowledge of Seller, each employee of the Business with access to information the unauthorized use or disclosure of which would have a Material Adverse Effect is subject to a confidentiality agreement or other obligation of confidentiality with respect to such information.

         (p) Intellectual Property. (i) To the knowledge of Seller and except as set forth in Schedule 3.1(p)(i): (A) Seller or one of its subsidiaries owns, controls or licenses the material patent rights described in Schedule 1.1(b)(ix) (the "Asset Patent Rights") and the material patent rights of the Subsidiaries described in
Schedule 3.1(p)(i) (together with the Asset Patent Rights, the "Patent Rights") free and clear of all Liens; (B) no third party has alleged any claims challenging the validity or ownership of the Patent Rights or Seller's or its subsidiaries' right to use the Patent Rights; (C) the issued patents under such Patent Rights are valid and subsisting and none of the claims of said patents is now being infringed by others; and (D) no third party has notified Seller or any of its subsidiaries that Seller or one of its subsidiaries (other than the Subsidiaries) is infringing any U.S. or foreign patent owned by such third party in the current operation of the Business or that any Subsidiary is infringing any U.S. or foreign patent owned by such third party, and no claim is now pending or threatened to such effect;

                  (ii) To Seller's knowledge and except as set forth in Schedule 3.1(p)(ii): (A) Seller or one of its subsidiaries owns the material trademark rights described in Schedule 1.1(b)(x) (the "Asset Trademark Rights") and the material trademark rights of the Subsidiaries described in Schedule 3.1(p)(ii) (together with the Asset Trademark Rights, the "Trademark Rights") free and clear of all Liens, (B) all such Trademark Rights are valid and subsisting, free and clear of any encumbrances or rights of third parties which would restrict Buyer's exclusive right to use the Trademark Rights and (C) no claim by any third party with regard to the use of any of the Trademark Rights is pending or has been made or threatened and none of the Trademark Rights is being infringed by others;

                  (iii)  To  Seller's  knowledge  and  except  as  disclosed  in
         Schedule 3.1(p)(iii) (A) Seller or one of its subsidiaries owns the material copyrights described in Schedule 1.1(b)(xi) ("the Asset Copyright Rights") and the material copyrights of the Subsidiaries described in Schedule 3.1(p)(iii) (together with the Asset Copyright Rights, the "Copyright Rights") free and clear of all Liens, (B) all such Copyright Rights are valid and subsisting, free and clear of any encumbrances on rights of third parties which would restrict Buyer's exclusive rights to use the Copyright Rights, and (C) there are no pending or threatened claims by or against Seller or its subsidiaries with respect to Copyright Rights or the use thereof and no valid basis exists for any such claim;

                  (iv) To Seller's knowledge, Seller and its subsidiaries have taken all practicable measures and precautions to protect and maintain the confidentiality and secrecy of all Business Intellectual Property in a manner consistent with Seller's policy and practice except Business Intellectual Property whose value would be unimpaired by public disclosure and otherwise to maintain and protect the value of all Business Intellectual Property;

                  (v) To Seller's knowledge, any Business Intellectual Property held by assignment has been duly recorded with the governmental authority from which the original registration issued or before which the application for registration is pending, except where the failure to be duly recorded would not have a Material Adverse Effect, and the registered user provisions of all nations requiring such registration with respect to the Business Intellectual Property have been complied with; and

                  (vi) Except as disclosed in Schedule 3.1(p)(vi), all rights of Seller and its subsidiaries with respect to each item of the Business Intellectual Property are transferable to Buyer as herein contemplated.

         "Business Intellectual Property" means the Patent Rights, the Trademark Rights, the Copyright Rights, the material Technology identified in Section 1.1(b)(xii), the material Trade Dress identified in Section 1.1(b)(xiii) and in the case of the material Technology and material Trade Dress referred to above, the similar material rights of the Subsidiaries.

         (q) Employee Benefit Plans. (i) Schedule 3.1(q)(i) hereto contains a true and complete list of each employee benefit plan (within the meaning of
Section 3(3), of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether oral or written, and each other plan, agreement, program, policy, practice or arrangement, whether oral or written, providing employee benefits or compensation (including, without limitation, any stock purchase, stock option, fringe benefit, bonus or incentive, deferred compensation, retirement, pension, annuity, death, assurance, insurance, employment, collective bargaining, severance or change of control agreements, plans, programs, policies or arrangements) under which any employee or former employee of the Business (including, without limitation, employees who are not employed in or paid from the United States ("Non-United States Employees")) has any present or future right to benefits or compensation for which Buyer, any of the Subsidiaries or any affiliates of Buyer will have liability after the Closing Date; excluding, however, any plans, programs, policies and arrangements which exist to provide benefits mandated by law. All such plans, agreements, programs, polices and arrangements shall be collectively referred to as the "Benefit Plans."

                  (ii) With respect to each Benefit Plan, Seller has made available to Buyer a current, accurate and complete copy and, to the extent applicable, (A) any related trust agreement, annuity contract, policy of insurance or other funding instrument; (B) any summary plan description; (C) with respect to Benefit Plans providing pension benefits from which assets will be transferred to a plan of Buyer, the most recently filed Form 5500 and attached schedules, if any, and (D) the most recently prepared actuarial report and financial statements, if any. Seller has made available to Buyer a current, accurate and complete copy of the Seller Severance Plan. Except as set forth in
         Schedule 3.1(q)(ii), neither Seller nor any subsidiary has a commitment to modify or terminate any Benefit Plan which provides benefits or compensation to any Transferred Employees or to establish a new Benefit Plan to provide benefits or compensation to any Transferred Employee, except as required by applicable law.

                  (iii) Each Benefit Plan has been established and administered in accordance with its terms and is in compliance with applicable Law, including, without limitation, to the extent applicable, any foreign Laws, ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

                  (iv) Except as set forth in Schedule 3.1(q)(iv), (i) each Benefit Plan and related trust intended to be tax qualified under the Code have received a favorable determination from the United States
         Internal Revenue Service or will be timely submitted for such determinations and (ii) each Benefit Plan intended to qualify for particular tax or other benefits under applicable foreign Law has received all necessary determination of such qualification from the appropriate governmental agency or authority. To Seller's knowledge, nothing has occurred since any such determination that would be reasonably likely to adversely affect such qualification.

                  (v) Except as set forth in Schedule 3.1(q)(v), during the last 5 years with respect to any Benefit Plan, (i) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations) has occurred with respect thereto, (ii) no "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has occurred, (iii) such Benefit Plan has not been terminated and
         (iv) no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred from which a material liability is outstanding or which could reasonably be expected to result in material liability to Buyer, where any such reportable event, deficiency, termination or prohibited transaction has resulted in a material liability under ERISA.

                  (vi) Except as set forth in Schedule 3.1(q)(vi) hereto, no actions, suits or claims (other than routine claims for benefits in the ordinary course), whether under federal, state, local or foreign Laws or otherwise, are pending or, to the knowledge of Seller, threatened with respect to any Benefit Plan.

                  (vii) Except as set forth in Schedule 3.1(q)(vii), no Benefit Plan exists which could, after the Closing Date, result in the payment by Buyer to any employee of the Business of any money or other property or rights or the acceleration or provision of any other rights or benefits to any such employee as a result of the consummation of the transactions contemplated by this Agreement (regardless of whether such payment is a "parachute payment" within the meaning of Section 280G of the Code).

                  (viii) Except as set forth in Schedule 3.1(q)(viii), no Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and neither Seller nor any member of its "controlled group" (such term to include any member of a controlled group of organizations within the meaning of Section 414(b), (c), (m), or (o) of the Code) has incurred any withdrawal liability that (i) remains unsatisfied in a material amount or (ii) could reasonably be expected to subject Seller or any member of its controlled group to material controlled group liability under Section 4001(b) of ERISA.

                  (ix) Except as disclosed in Schedule 3.1(q)(ix) hereto, or as otherwise required by Law or collective bargaining agreements, no Employer has any Liabilities to current or former Non-United States Employees arising from early retirement or pension arrangements (including, without limitation, any direct pension promise, direct insurance or through the setting up of a support fund or pension fund).

                  (x) Except as set forth in Schedule 3.1(q)(x): (i) neither Seller nor any of its subsidiaries has incurred any liability for any excise tax arising under Section 4971, 4972, 4980 or 4980B of the Code which will result in a material Liability to Buyer, and no fact or event exists which could reasonably be expected to give rise to any such material Liability to Buyer; (ii) none of the assets of Seller or any of its subsidiaries is the subject of any Lien arising under
         Section 302(f) of ERISA or Section 412(n) of the Code; and (iii) neither Seller nor any of its subsidiaries has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code.

                  (xi) Except as  disclosed in Schedule  3.1(q)(xi):  (A) on the basis of the actuarial methods and assumptions used for the last actuarial valuation of the Benefit Plans relating to the provision of pension and/or death benefits in Ireland (the "Irish Pension Plans"), the assets of each Irish Pension Plan are and will at the Closing Date be sufficient to fund the benefits in payment and those prospectively or contingently payable in respect of pensionable service credited or completed up to the Closing Date after making allowance on the basis provided in the actuarial valuation for projected future increases in salaries and increases to pensions in payment or deferment, except where any such insufficiency would not reasonably be expected to have a Material Adverse Effect; (B) the Irish Pension Plans and those Benefit Plans relating to the provision of disability benefits in Ireland (the "Irish Disability Plans") have at all times been duly administered in compliance with all applicable Laws and requirements (including, without limitation, Revenue and trust requirements), and do not contain any provisions which could give rise to a claim under Article 119 of the Treaty of Rome or Part VII of the Pensions Act, 1990 of Ireland, except where any such failure to comply or inclusion of such provisions, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and (C) all contributions and expenses due under the Irish Pension Plans and Irish Disability Plans with respect to the period up to the Closing Date have been paid, except where the failure to pay could not be reasonably expected to have a Material Adverse Effect.

         (r) Brokers, Finders, etc. With the exception of fees, commissions and expenses which shall be Seller's sole responsibility, Seller has not employed, nor is it subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.

         (s) Environmental Matters. Except as would not reasonably be expected to result in material liability under Environmental Laws or as set forth in
Schedule 3.1(s) hereto, with respect to Seller and its subsidiaries (other than the Subsidiaries) in connection with the Business and with respect to the Subsidiaries whether or not in connection with the Business:

                  (1) each of Seller and its subsidiaries hold, and are in compliance with, and at all relevant times have held and have been in compliance with all Environmental Permits and are otherwise and at all relevant times have been in compliance with all Environmental Laws;

                  (2) neither Seller nor any of its subsidiaries has received any Environmental Claim, and neither Seller nor any of its subsidiaries is aware of any threatened Environmental Claim;

                  (3) neither Seller nor any of its subsidiaries has entered into or has agreed to, or is subject to, any judgment, decree, order, or legally binding agreement by or from any governmental authority under any Environmental Laws, including without limitation those relating to compliance with Environmental Laws or to investigation, cleanup, remediation or removal of Hazardous Materials;

                  (4) (i) Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or released at, any of the Facilities or Real

         Property or any leased property included in the Assets or any facilities or real property owned or leased by any of the Subsidiaries in violation of any Environmental Laws; (ii) Seller and its subsidiaries have disposed of all wastes, including, without limitation, those containing Hazardous Materials, in compliance with all applicable Environmental Laws and Environmental Permits; and (iii) no Real Property or leased property included in the Assets, and no facilities or real property owned or leased by any of the Subsidiaries and, to the knowledge of Seller, no property adjoining any Real Property or any leased property included in the Assets or any facilities or real property owned or leased by any of the Subsidiaries, is listed or, to the knowledge of Seller, proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any analogous state list of sites requiring investigation or cleanup; and

                  (5) none of the Real Property or the Facilities or any leased facilities included in the Assets or any facilities or real property owned or leased by any of the Subsidiaries contains any friable ACMs, PCBs or radon in condition or concentration that violates Environmental Laws.

         For purposes of this Section 3.1(s), the following terms shall have the following meanings:

         "Environmental Claim" means any written notice, claim, demand, directive, action, suit, complaint, legal or administrative proceeding or other written communication by or on behalf of any governmental authority or any other person for damages, injunctive or equitable relief, personal injury (including, without limitation, sickness, disease or death), remedial or removal action costs, property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous
Material, or for fines, penalties or restrictions, or in connection with the revocation, cancellation, recision, material modification or refusal to renew (or threat to effect the same) of any Environmental Permits, or alleging liability or potential liability arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials, or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits.

         "Environmental Laws" means all applicable and legally binding foreign, national, European Union, federal, state, provincial and local laws, statutes, directives, rules, regulations, treaties, conventions, codes, ordinances, orders, judgments and decrees relating to contamination, pollution or protection of human health (as relating to the environment) or the environment in each case as in effect as of the date of this Agreement or on or prior to the Closing Date.

         "Environmental Permits" means all permits, authorizations, licenses, franchises, certificates, approvals, consents, registrations, variances, filings and other governmental authorizations or notifications required or necessary under Environmental Laws for Seller and its subsidiaries to conduct the Business or to be held with respect to the Real Property, the Facilities, any leased facilities included in the Assets or any facilities or real property owned or leased by any of the Subsidiaries.

         "Hazardous   Materials"   means  all  hazardous,   dangerous  or  toxic
substances, wastes, materials or chemicals, petroleum (including, without limitation, crude oil or any fraction thereof) and petroleum products, radioactive materials, friable asbestos and friable asbestos-containing materials, polychlorinated biphenyls, pollutants, contaminants and all other materials regulated pursuant to any Environmental Laws.

         (t) No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither Seller nor any other person makes any other express or implied representation or warranty on behalf of Seller or its subsidiaries, including, without limitation, as to the probable success or profitability of the ownership, use or operation of the Business and the Assets by Buyer after the Closing.

         (u) Affiliate Agreements. Except for the Ancillary Agreements and except as set forth in Schedule 3.1(v), no agreement or contract between any of the Subsidiaries and Seller (or any subsidiary or affiliate of Seller) will continue in effect subsequent to Closing.

         (v) Insurance. All material properties and risks of Seller and its subsidiaries (other than the Subsidiaries) in respect of the Business and all material properties and risks of the Subsidiaries are covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to the Business and, with respect to the Subsidiaries, businesses and operations similar to the operations of the Subsidiaries, and in such amounts and types as are adequate and reasonable in view of the loss experience of the Business and the Subsidiaries, as applicable, the pending claims, threatened claims known to Seller and occurrences known to Seller that could lead to claims against the Business or the Subsidiaries. Seller or one or more of its subsidiaries has paid all premiums due under such policies and is not in default in any material respect with respect to its obligations under any such policies.

         (w) Audited Financial Statements. The audited financial statements (including the related notes and supporting schedules, if any, thereto) delivered to Buyer pursuant to Section 4.16 hereof will (i) present fairly in all material respects the financial condition and results of operations and cash flows of the Business at the dates and for the periods indicated, (ii) be prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, and
(iii) comply as to form in all material respects with the applicable requirements of Regulation S-X of the Securities and Exchange Commission, except to the extent consistent with any formal action taken or informal advice rendered to Buyer by the Securities and Exchange Commission as contemplated by
Section 4.16.

         (x) Milu and X-trode. Except as set forth in Schedule 3.1(x), as of the Closing Date neither Milu nor X-trode will own or have rights in any material assets, properties, rights, goodwill, privileges, claims or contracts of any kind or nature which are used or useful in the Business.

         3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

         (a) Due Incorporation and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and perform its obligations hereunder and thereunder. Each Designee of Buyer is, or on the Closing Date will be, a corporation duly incorporated, validly existing and in good standing to the extent that the concepts of due incorporation, valid existence and good standing exist in the relevant jurisdiction, under the laws of the jurisdiction of its incorporation and has, or on the Closing Date will have, all requisite corporate power and authority to consummate the applicable transactions contemplated by the Transaction Agreements.

         (b) Authorization and Validity of Agreements. The execution, delivery and performance by Buyer of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors. On or prior to the Closing Date, the execution, delivery and performance by Buyer and each subsidiary of Buyer of the Ancillary Agreements to which it is a party and the consummation by it of the applicable transactions contemplated thereby will be duly authorized by its respective Board of Directors, and no other corporate action on its part or on the part of its stockholders will be necessary for the execution, delivery and performance by it of the Transaction Agreements to which it is a party and the consummation by it of the applicable transactions contemplated hereby and thereby. This Agreement has been, and at the Closing each of the Ancillary Agreements will be, duly executed and delivered by Buyer and its subsidiaries, as applicable, and this Agreement is, and at the Closing each of the Ancillary Agreements will be, a legal, valid and binding obligation of Buyer and its subsidiaries, as applicable, enforceable against each of Buyer and its subsidiaries, as the case may be, in accordance with their respective terms, except as enforceability is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (c) No Conflict. The execution, delivery and performance by Buyer and its subsidiaries of the Transaction Agreements to which they are a party and the consummation by Buyer and its subsidiaries of the transactions contemplated hereby and thereby does not and will not (i) violate or result in the breach of any provision of federal, state, local or foreign law, rule, regulation, order, injunction, judgment or decree applicable to Buyer or any of its subsidiaries or to which their respective properties are subject; (ii) except for the antitrust clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (and the rules and regulations promulgated thereunder), any foreign antitrust or competition regulations and the merger and competition regulations of the European Community or similar supranational bodies, require any consent or approval of, or filing with or notice to, any governmental or regulatory authority under any provision of federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to Buyer or any of its subsidiaries; (iii) violate any provision of the Certificate of Incorporation or By-laws or other constituent documents of Buyer or any of its subsidiaries; or
(iv) require any consent, approval or notice under, and will not conflict with, or result in the breach by Buyer or any of its subsidiaries of, or constitute a default by Buyer or any of its subsidiaries under, any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, concession or other instrument to which Buyer or any of its subsidiaries is a party or by which any of them, or their assets, are bound or encumbered (except in the case of clauses
(i), (ii) or (iv), for such violations, consents, approvals, filings, notices, conflicts, breaches, lapses, cancellations, terminations, defaults, accelerations or losses, the absence of which or the result of which, as the case may be, would not have a material adverse effect on the ability of Buyer or its affiliates to consummate any of the transactions contemplated hereby).

         (d) Brokers, Finders, etc. Except for fees, commissions and expenses which shall be Buyer's sole responsibility, Buyer has not employed, nor is it subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.

         (e) Legal Proceedings. There is no material Legal Proceeding pending against Buyer or any of its subsidiaries or, to the knowledge of Buyer, otherwise pending or threatened in any jurisdiction which seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

         (f) Purchase for Investment. Buyer is aware that no shares of capital stock or other securities being acquired pursuant to the transactions contemplated hereby are registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state or foreign securities laws. Neither Buyer nor any of its Designees is an underwriter, as such term is defined under the Securities Act, and Buyer and/or its Designees are purchasing such shares solely for investment, with no present intention to distribute any such shares to any person, and neither Buyer nor any of its Designees will sell or otherwise dispose of such shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

         (g) No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither Buyer nor any other person makes any other express or implied representation or warranty on behalf of Buyer or its subsidiaries.

         3.3 Survival of Representations and Warranties. Subject to Section 8.5, the respective representations and warranties of Seller and Buyer contained in this Article III, the certificate delivered by Seller pursuant to Section 5.2(c) and the certificate delivered by Buyer pursuant to Section 5.3(c) at the Closing shall survive until the date that is eighteen months after the Closing Date; provided, however, that the representations and warranties set forth in Sections 3.1(e) and 3.1(s) shall survive until the third anniversary of the Closing Date.


                                   ARTICLE IV

                                    COVENANTS

         4.1 Access to Information Concerning Properties and Records. (a) Access. During the period commencing on the date hereof and ending on the Closing Date, and subject to applicable law, including, without limitation, antitrust laws, Seller shall, and shall cause its subsidiaries to, afford to Buyer, its counsel, accountants and other authorized representatives reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of their respective businesses, to the facilities, properties, books, records, the portions of Tax Returns relating to the Business, documents, personnel and auditors of the Business, and, upon request, arrange for Buyer to inspect any relevant land register relating to real property forming part of the Assets or assets of a Subsidiary in order that Buyer may have the opportunity to make such reasonable investigations as it shall desire of the affairs of the Business. Seller shall, and shall cause its subsidiaries and their respective officers, employees, accountants and other agents to cooperate with any such investigation.

         (b) Subsequent Access. Following the Closing, Seller shall provide Buyer and its representatives, and Buyer shall provide Seller and its representatives, reasonable access to personnel and records of Seller and Buyer, as applicable, relating to the Business to the extent Buyer and Seller shall reasonably request such access.

         (c) Retention of Records. Following the Closing, Buyer agrees to retain or cause its subsidiaries (including the Subsidiaries) to retain the books, records, documents, instruments, accounts, correspondence, writings, evidences of title, Tax Returns (including, without limitation, returns related to VAT) and other papers relating to the operation of the Business prior to the Closing Date for seven years or for such longer period as may be required by any law or court order applicable to Seller or any of its subsidiaries and disclosed to Buyer and, in any event, to notify Seller prior to the destruction or other disposition of any of such materials and, upon Seller's request, to turn over to Seller any of such materials the proposed destruction of which was notified to Seller.

         4.2 Conduct of the Business Prior to the Closing Date. Seller agrees that, except as provided in this Agreement, as consented to or approved in writing by Buyer (which approval shall not be unreasonably withheld) or as set forth in Schedule 4.2 hereto, during the period commencing on the date hereof and ending at the Closing Date:

                  (i) the Business shall be conducted only in the ordinary course of business consistent with past practice and Seller shall use its best efforts to (a) preserve intact the Business and related relationships with customers, suppliers and other parties with whom it has business relationships and (b) keep available the services of present employees (it being understood that Buyer assumes the risks associated with personnel changes customarily attendant to a change of ownership);

                  (ii) none of the Subsidiaries will amend its Certificate of Incorporation or By-laws or other constituent documents;

                  (iii) none of the subsidiaries of Seller which is a shareholder of any of the Subsidiaries will resolve to, and none of the Subsidiaries will or will agree to, (A) issue, sell, pledge, transfer, repurchase or redeem any shares of capital stock of any class or series, or any securities convertible into or exchangeable for shares of capital stock or issue any options, warrants or other rights to acquire any shares of capital stock or (B) declare any dividend, make any distribution with respect to any class or series of its capital stock or share capital, or repurchase or otherwise acquire or grant, sell or pledge any shares of its capital stock or other equity interest, in each case other than cash dividends and distributions or as contemplated in Section 4.3 or 4.5;

                  (iv) Seller and its subsidiaries (other than the Subsidiaries) in connection with the Business will not and none of the Subsidiaries will (A) acquire, license, sub-license, dispose of, lease, sub-lease, transfer or subject to a Lien any properties or assets, other than (1) in the ordinary course of business, (2) properties or assets which in the aggregate are not material to the Business, (3) transfers between Subsidiaries, (4) dispositions or transfers of properties or assets which (i) were owned by a Subsidiary on the date of the Initial Statement of Assets and Liabilities, (ii) are not reflected on the Initial Statement of Assets and Liabilities and (iii) do not relate to the Business or (5) dispositions or transfers of properties or assets acquired by a Subsidiary subsequent to the date of the Initial Statement of Assets and Liabilities which are used less than primarily in the Business; (B) waive any claims or rights, except (1) claims or rights which in the aggregate are not material to the Business or (2) for cancellation and waivers of intercompany indebtedness or claims not assigned to or assumed by Buyer hereunder; (C) grant or approve any increase in the compensation of Scheduled Employees (as hereinafter defined) or Employees of the Subsidiaries (including, without limitation, any increase in existing, or any creation of new, severance or termination pay obligations), or grant or approve any bonus, in each case, except for increases in the ordinary course of business and consistent with past practice or as a result of collective bargaining or as required by any employment or other agreement, any policy or any bonus, pension, profit-sharing or other plan or commitment presently in effect; (D) enter into employment agreements with any employee, except for any new hires or promotions in the ordinary course of business and consistent with past practice; (E) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement trust, fund or arrangement for the benefit of Scheduled Employees (as hereinafter defined) or Employees of the Subsidiaries, except as may be required to comply with applicable law or as may have been contemplated by Seller and disclosed to Buyer in writing prior to the date hereof; (F) make any capital expenditure, other than (1) in the ordinary course of business or (2) pursuant to existing business plans disclosed to Buyer prior to the date hereof; (G) terminate or extend any Business Contract or enter into any contract that would be a Material Contract; (H) fail to maintain insurance coverage at levels consistent with presently existing levels; (I) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee such liabilities, other than (1) in the ordinary course of business and consistent with past practice and (2) liabilities, obligations or indebtedness which shall not be Assumed Liabilities and for which neither Buyer nor any Designee of Buyer nor any Subsidiary shall otherwise be liable or responsible; provided that in no event shall long-term indebtedness for borrowed money be incurred; (J) make any Tax elections that have a continuing effect upon the Business



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                                                                              52

         after the Closing (other than "check the box" elections in connection with the transactions contemplated by this Agreement); (K) enter into any lease of real property, except renewals of existing leases in the ordinary course of business (it being understood that Buyer shall have the right to participate in the decision as to whether to renew any such lease); (L) enter into any contract or agreement or engage in any other type of transaction with Seller or any of its affiliates (other than between Subsidiaries) other than in the ordinary course of business and consistent with past practice or as contemplated by this Agreement; (M) make any material change in inventory policies and procedures, credit policies, or advertising policies and procedures in respect of the Business, in each case other than in the ordinary course of business; (N) do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect; (O) hire any employee whose base annual salary would exceed $150,000; (P) revalue any of the Assets or any assets of any of the Subsidiaries (including, without limitation, writing up or down the value of inventory) except as required by GAAP; (Q) fail to use commercially reasonable efforts to maintain capital expenditures for the Business at levels materially equivalent to historical levels to the extent requested by members of Buyer's or any of its subsidiaries' management who will be directly responsible for managing the Business or the relevant portion thereof; (R) take affirmative steps with respect to claims or causes of action other than to satisfy legal obligations or to preserve legal rights, unless otherwise instructed by Buyer; (S) assert unasserted claims or causes of action; or (T) agree, whether in writing or otherwise, to do any of the foregoing.

                  (v) Seller shall not, and shall cause its subsidiaries to not,
         (i) amend or modify any terms of, or waive any material rights under, any Business Contracts other than in the ordinary course of business or
         (ii) dispose of any Stock.

         Nothing  in this  Agreement,  including,  without  limitation,  in this
Section 4.2, shall limit the ability of Seller and its subsidiaries (other than the Subsidiaries) to transfer Assets to, in the case of Seller, any subsidiary of Seller (including a Subsidiary) and, in the case of any subsidiary of Seller (other than the Subsidiaries) to Seller or another subsidiary of Seller (including a Subsidiary) in order to facilitate the transfer of the Assets, but not the Excluded Assets, to Buyer at Closing.

         4.3  Intercompany  Accounts,   Debt.  (a)  Intercompany  Accounts.  The
Subsidiaries  on the one hand, and Seller  (which,  for purposes of this Section
4.3 shall include the subsidiaries of Seller other than the Subsidiaries), on the other hand, maintain and will up to the Closing Date maintain certain intercompany payables and intercompany receivables (the "Intercompany Account") reflecting indebtedness between the Subsidiaries, on the one hand, to or from Seller, on the other hand.

         (b) Settlement of Intercompany Debt. If, as of the Closing Date, the Net Intercompany Debt in the Intercompany Account consists of a net indebtedness of the Business to Seller, Seller shall, prior to or simultaneously with the Closing, contribute or cause to be contributed such Net Intercompany Debt in the Intercompany Account to the Business, or, if not contributed will, prior to or simultaneously with the Closing, cause such Net Intercompany Debt in the Intercompany Account to be settled or to be eliminated in some other manner which does not have a Material Adverse Effect (it being understood that the actions contemplated by Section 4.5 shall be deemed not to have a Material Adverse Effect).

If, as of the Closing Date, the Net Intercompany Debt in the Intercompany Account consists of a net indebtedness of Seller to the Business, Seller shall, prior to or simultaneously with the Closing, cause the Business to cancel or dividend such indebtedness to Seller, or, if not cancelled or dividended, will, prior to the Closing, cause the same to be settled or to be eliminated in some other manner which does not have a Material Adverse Effect (it being understood that the actions contemplated by Section 4.5 shall be deemed not to have a Material Adverse Effect). As used herein, the term "Net Intercompany Debt" shall mean (i) all intercompany liabilities of the Business to Seller in the Intercompany Account less (ii) the sum of all intercompany receivables due to the Business from Seller in the Intercompany Account.

         4.4 Antitrust Laws. Seller and Buyer agree to cooperate and use their best efforts to make all filings which are or may become required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Antitrust Improvements Act"), in the United States and the Mergers and Takeovers (Control) Act 1978-1996 in Ireland (the "Mergers Act"). Seller and Buyer will furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions to any United States or foreign governmental agency or body of competent jurisdiction. Seller and Buyer will supply each other copies of all pre-Closing correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its subsidiaries or their respective representatives, on the one hand, and the Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "Antitrust Division"), the Department of Enterprise, Trade and Employment in Ireland or any other United States or foreign governmental, international or supranational agency or body of competent jurisdiction or authority or members of their respective staffs, on the other hand, with respect to the Transaction Agreements and the transactions contemplated hereby other than any of such information filed pursuant to Items 4(c) and 5 of the Hart-Scott-Rodino Notification and Report Form or communications regarding the same or information or documents of a similar confidential nature.

         4.5 Cash Management. At the Closing, Seller shall endeavor to cause the combined Cash Balances to be held at Closing by the Subsidiaries to be equal to zero. It is understood and agreed that in achieving such Cash Balances, notwithstanding anything to the contrary contained in this Agreement, Seller, directly or indirectly through its subsidiaries, may cause the Cash Balances of the Subsidiaries to be distributed to Seller or its other affiliates at or prior to the Closing, whether or not in the ordinary course of business. Buyer and Seller acknowledge and agree that in the event the combined Cash Balances held by the Subsidiaries do not equal zero, the amount of the balance will be reflected on the Final Statement of Assets and Liabilities for all purposes, including, without limitation, for purposes of determining the adjustment to the Purchase Price pursuant to Section 1.3(e) and for inclusion as an Asset. For purposes of this Section 4.5, "Cash Balances" shall mean the sum of all (i) cash and cash equivalents on deposit in any bank account, money market account, certificate of deposit or comparable accounts in the name of any Subsidiary,
(ii) petty cash held by any Subsidiary and (iii) undeposited checks in the possession of any Subsidiary, in each case at the close of business on the Closing Date.

         4.6 Further Actions. (a) Approvals, Filings and Defense of Proceedings. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its best efforts: (i) to obtain, in addition to approvals contemplated by Section 4.4 hereof, any licenses, permits, consents, approvals, authorizations, qualifications and orders of federal, state, local and foreign governmental authorities as are required in connection with the consummation of the transactions contemplated hereby and by the Ancillary Agreements; (ii) to effect, in addition to the filings contemplated by
Section 4.4 hereof, all necessary registrations and filings including, without limitation, required registrations and filings with foreign governmental authorities; (iii) to defend any lawsuits or other Legal Proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including, without limitation, governmental agencies or officials), challenging this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby; and (iv) subject to appropriate confidentiality protections, to furnish to each other such information and assistance and to consult with respect to the terms of any registration, filing, application or undertaking as reasonably may be requested in connection with the foregoing. Notwithstanding anything to the contrary in this Section 4.6 or in
Section 4.4 or 4.15, no party shall have the obligation under this Section 4.6 or under Section 4.4 or 4.15 to (i) dispose or cause any of its subsidiaries to dispose of any assets, (ii) license or cause any of its subsidiaries to license any technology or intellectual property rights, (iii) make any changes to its operations or proposed operations or to the operations or proposed operations of any of its subsidiaries or (iv) make any commitment (to any governmental authority or otherwise) regarding its future operations, or the future operations of any of its subsidiaries, or the future operations of the Business (even though the disposition of such assets, the granting of such licenses or the making of such change or commitment might facilitate the obtaining of a required approval from a governmental authority or might otherwise facilitate the consummation of the transactions contemplated hereby).

         (b) Consents. Seller shall use its best efforts to obtain prior to or concurrently with (or, if not obtained prior to or concurrently, subsequent to) the Closing all consents in forms reasonably satisfactory to Buyer, in each case required by any material contracts, leases, licenses and other agreements to which any Subsidiary is a party or which constitute Assets, and Buyer will cooperate in order to obtain such consents.

         (c) Mail. Each party hereto authorizes and empowers the other party hereto on and after the Closing Date to receive and open all mail received by such party relating to the Business or the Assets and to deal with the contents of such communications in any proper manner. Buyer and its subsidiaries are authorized to open mail received by them that relates to Excluded Assets or to Seller's operations not relating to the Business. Seller shall promptly deliver to Buyer any mail or other communication received by it after the Closing Date pertaining to the Business or the Assets and any cash, checks or other instruments of payment (with all necessary endorsements) to which Buyer or any of its subsidiaries (including the Subsidiaries) or its Designees is entitled and will use its best efforts to advise Buyer with respect to oral communications pertaining to the Business. Buyer shall promptly deliver to Seller any mail or other communication received by it after the Closing Date pertaining to the Excluded Assets to be retained by Seller or otherwise belonging to Seller and not relating to the Business, and any cash, checks or other instruments of payment (with all necessary endorsements) required to be remitted to Seller in respect thereof.

         (d) Full Benefit of this Agreement. Seller and Buyer shall do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as such other party may from time to time reasonably require, whether on or after Closing, for the purpose of giving to such other party the full benefit of all the provisions of this Agreement. In this regard but without limitation, after the Closing Date, Buyer shall take all actions (or shall cause its subsidiaries (including the Subsidiaries) to take all actions) reasonably requested by Seller to return to Seller (i) all properties and assets identified in Section 1.1(c) that may be in the possession of Buyer or its subsidiaries (including the Subsidiaries) and (ii) all properties and assets of the Subsidiaries that were properties or assets of a Subsidiary on the Closing Date but that are not reflected on the Final Statement of Assets and Liabilities and which do not relate to the Business, except as otherwise contemplated by the Ancillary Agreements.

         (e) Non-assignable Agreements. Anything in this Agreement to the contrary notwithstanding, nothing in this Agreement shall be construed as an attempt to assign or transfer any contract or agreement that is by its terms or at law non-assignable without the consent of the other party thereto and as to which such consent shall not have been given. In order, however, that the full value of every contract and agreement of the character described in the immediately preceding sentence and all claims and demands relating to such contracts and agreements may be realized, Seller or its subsidiaries, as applicable, shall, to the extent reasonably possible and to the extent it would not impose any material obligation on Seller or any of its subsidiaries (other than the Subsidiaries), keep such contracts and agreements in effect and shall give Buyer or its Designee the benefit of each such agreement to the same extent as if it had been assigned, and Buyer or its Designee shall perform for the benefit of the Seller or its subsidiaries, as applicable, the obligations under the contract or agreement relating to the benefit obtained by Buyer or its Designee. Upon the receipt by Buyer or Seller following the Closing Date of the consent of the other party to any such contract or agreement that is by its terms or at law non-assignable without such consent, such contract or agreement shall, without any further action on the part of Buyer or Seller, be deemed to have been assigned by Seller or its subsidiaries, as applicable, to Buyer or its Designee and assumed by Buyer or its Designee as of the date of such consent.

         4.7 Covenant Not to Compete. In order that Buyer and its subsidiaries may have and enjoy the full benefit of the Business, Seller agrees that Seller and its subsidiaries will not, without the written approval of Buyer, for the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Noncompetitive Period"): (i) engage, directly or indirectly, in any activity involving the manufacture, production, marketing, advertising, distribution or sale of any Competitive Product anywhere in the world (after giving effect to the exceptions contained in the second succeeding sentence, the "Competitive Activity"), (ii) directly or indirectly, (A) hold or invest in any equity (or debt convertible into equity) of, (B) manage, operate or control, (C) become a consultant with respect to any Competitive Activity for or (D) provide material services for any Competitive Activity to, any Person that engages in any Competitive Activity or (iii) license, sublicense or otherwise make available to any person any technology or other intellectual property rights that would facilitate such person's engaging in any Competitive Activity. "Competitive Products" means (i) the products in any of the categories set forth in the recitals hereto, (ii) catheter-based, wire-based, balloon-based or stent-based products used in coronary applications and (iii) products that are competitive with any products of the type referred to in the foregoing clause (i) or (ii). Notwithstanding the foregoing, nothing contained herein shall limit the right of Seller or any subsidiary of Seller to
(i) hold and make passive investments in securities of any person that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market; provided, that Seller's and any such subsidiary's aggregate beneficial equity interest therein shall not exceed 10% of the outstanding shares or interests in such person; (ii) engage, directly or indirectly, in any Competitive Activity or any activity otherwise prohibited by clause (ii) or clause (iii) of the second preceding sentence with respect to the products identified in Schedule 4.7(i);
(iii) engage, directly or indirectly, in any Competitive Activity or any activity otherwise prohibited by clause (ii) or clause (iii) of the second preceding sentence with respect to Competitive Products for non-coronary applications; (iv) engage in any transaction whereby, directly or indirectly, it acquires (whether by merger, stock purchase, purchase of assets or otherwise) any person or business, or any interest in any person or business, engaged, directly or indirectly, in any Competitive Activity at the time of such acquisition; provided, that within one year of any such transaction, Seller or the applicable subsidiary or subsidiaries of Seller shall dispose of the portion of the entity or division engaged in the Competitive Activity or cause such portion of the entity or division to cease the Competitive Activity and, provided, further, pending such disposition or cessation of the Competitive Activity, Seller puts into place procedures reasonably designed to ensure the autonomy and independence of the entity or division engaged in such Competitive Activity; (v) engage, directly or indirectly, in any activity involving the covering or coating of stents manufactured by third parties; provided, that neither Seller nor any of its subsidiaries markets, advertises, distributes or sells such covered or coated stents; or (vi) engage, directly or indirectly, in any activity that Seller or its subsidiaries are expressly authorized to perform pursuant to the terms of the Ancillary Agreements. Except as the parties shall otherwise agree, for a period of two years after the Closing Date, Seller and its subsidiaries shall not, directly or indirectly, hire or solicit to hire any Transferred Employee to leave (or cause or seek to cause to leave) the employ of Buyer or any subsidiary or affiliate of Buyer; provided, however, that the foregoing provision will not prevent Seller or any of its subsidiaries from hiring any Transferred Employee who (a) has not been employed by Buyer or its subsidiaries during the preceding six months, (b) whose employment was terminated by Buyer or one of subsidiaries or (c) responds to a general solicitation of employment not specifically directed towards employees of Buyer or its subsidiaries. Buyer and Seller shall negotiate in good faith to identify one employee from each of categories A, B and C on Schedule 4.7(ii) to be hired by Seller or one of its subsidiaries. Any such hiring or any discussions with such employees (after such employees have been jointly identified by Buyer and Seller) in the context of such negotiations shall be deemed not to violate the preceding sentence.

         4.8 Qualifying Shares. Seller shall arrange for the sale, upon terms and conditions satisfactory to Buyer, by the owner thereof to the Buyer or one or more of its nominees at the Closing, of the qualifying shares of Bard Ireland and Bard Galway owned by nominees of Seller.

         4.9 Business Records. After the Closing Date, Buyer shall, or shall cause its subsidiaries, as applicable, to, provide to Seller at any reasonable time upon reasonable prior notice and from time to time, such access to and copies of the Assets identified in Sections 1.1(b)(iii) and (xv) (other than computer systems and computer hardware) which are not related exclusively to the Business as Seller may from time to time reasonably request.



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                                                                              62

Buyer shall also cause the Subsidiaries to provide access upon such terms to Seller of similar items owned (other than computer systems and computer hardware) by the Subsidiaries on the Closing Date to the extent not related exclusively to the Business. Similarly, Seller shall, and shall cause its subsidiaries, as applicable, to, provide access upon such terms to similar items owned by Seller and its subsidiaries after the Closing Date which are used in the Business on the Closing Date.

         4.10 Use of Names and Logos. It is expressly agreed that neither Buyer nor any Designee is purchasing or acquiring any right (except as specifically contemplated in this Section 4.10), title or interest in any names, trade names, trademarks, identifying logos or service marks employing the words "C. R. Bard, Inc." or any part or variation thereof, including, without limitation, the name "Bard", or any name, trade name, trademark or logo confusingly or misleadingly similar thereto (collectively, the "Seller's Trademarks and Logos"). As promptly as practicable, but in no event later than 180 days following the Closing Date, Buyer shall, and shall cause each of its subsidiaries (including the Subsidiaries) to, remove, strike over or otherwise obliterate all the Seller's Trademarks and Logos from all materials constituting their properties and assets, including, without limitation, any business cards, stationery, displays, signs, promotional materials, manuals, forms and other materials, if such materials are distributed or made available or proposed to be distributed or made available to third parties; provided, that Buyer and each of its subsidiaries (including the Subsidiaries) shall cease using invoices, stationery and business cards containing the Seller's Trademarks and Logos no later than 60 days after the Closing Date (or such later time to the extent required by applicable law). In addition, Buyer shall, as promptly as practical, but in no event later than 60 days following the Closing Date, cause each Subsidiary to change its name so as to omit any of the Seller's Trademarks and Logos therefrom. Buyer agrees that none of it, its subsidiaries (including the Subsidiaries) or any of their affiliates shall make any use of the Seller's Trademarks and Logos from and after the expiration of 180 days after the Closing Date.

         4.11 Ancillary Agreements. Buyer and Seller shall, or shall cause their subsidiaries, as applicable, to, enter into (i) the Intellectual Property License Agreement substantially in the form of Exhibit B hereto (the "IP Agreement") and (ii) one or more agreements substantially on the terms and conditions set forth in Exhibit C hereto (the "IMPRA Agreement"). Buyer and Seller shall negotiate in good faith (i) one or more transition agreements relating to the provision to Buyer and Seller and their respective subsidiaries and successors of the transition services necessary to permit, in the case of Buyer, the continued operation of the Business and, in the case of Seller, the continued operation of its businesses other than the Business (the "Transition Agreement") and (ii) a 99-year, triple-net lease providing for the lease by Buyer or one of its subsidiaries to Seller or its Designee of Building 3 at the Billerica, Massachusetts Facility (the "Lease") (it being understood that such lease will provide for lease payments of $2.00 per year, have other terms and conditions customary for leases of such type and contain terms designed to shift to Seller or one of its Designees the economic burden of ownership of the property subject to the Lease). The IP Agreement, the IMPRA Agreement, the Transition Agreement and the Lease are referred to herein collectively as the "Ancillary Agreements".

         4.12 Intentionally Omitted.

         4.13 Notification of Certain Matters. To the extent they have knowledge thereof, Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to



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                                                                              64

Seller, of the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which will cause (i) any representation or warranty of Seller or Buyer, as the case may be, contained in this Agreement to be untrue or incorrect in any respect that would result in the condition to Closing set forth in Section 5.2(a) or 5.2(b), as the case may be, not being satisfied or (ii) Seller or Buyer, as the case may be, to fail to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.13 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         4.14 Confidentiality. Prior to and subsequent to the Closing, except as required by law, regulation, legal or judicial process or any stock exchange or over-the-counter market on which Seller's stock is listed or admitted for trading (it being understood that Seller shall give prompt prior notice to Buyer of any such requirement), Seller shall keep confidential, and cause its subsidiaries and instruct its and their officers, directors, employees and advisors to keep confidential, all information relating to the Subsidiaries, the Assets, the Business (except Seller need not keep confidential information with respect to activities in which Seller is permitted to engage pursuant to Section 4.7) and the Buyer and its subsidiaries, except for information (i) that was, is or becomes available to the public other than as a result of a breach of this
Section 4.14, (ii) with respect to Buyer and its subsidiaries that is or becomes available to Seller on a nonconfidential basis from a source other than Buyer and (iii) with respect to the Subsidiaries, Assets and the Business that becomes available to Seller after the Closing Date on a nonconfidential basis from a source other than Buyer or its subsidiaries, affiliates, representatives or former employees. Notwithstanding the foregoing, Seller and its subsidiaries shall, subject to confidentiality provisions consistent with those contained in the preceding sentence, be entitled to make available to any acquiror of any business or assets of Seller who would have an interest therein, any of the information that Seller or Buyer has agreed to make available to the other pursuant to Section 4.9. The covenant set forth in this Section 4.14 shall terminate two (2) years after the Closing Date.

         4.15 Best Efforts. Subject to the terms and conditions of this Agreement, each party shall use its best efforts to cause the Closing to occur.

         4.16 Financial Statements. Prior to the Closing, Seller shall provide to Buyer (i) the audited combined statements of operations, combined statements of cash flows and combined statements of parent company investment and advances in the Business for the years ended December 31, 1995, 1996 and 1997, (ii) the audited combined balance sheets of the Business as of December 31, 1996 and 1997 and (iii) the unaudited combined balance sheet as of June 30, 1998 and the unaudited combined statements of operations and combined statements of cash flows and combined statements of parent company investment and advances in the Business for the six months ended June 30, 1997 and 1998 which are in accordance with GAAP and conform to the requirements of Regulations S-X of the Securities and Exchange Commission. Notwithstanding the foregoing provisions of this
Section 4.16, Seller may provide financial statements in such lesser scope and/or detail as the Securities and Exchange Commission may, by formal action or informal advice provided to Buyer, permit in connection with the filing by Buyer of a Current Report on Form 8-K in connection with the transactions contemplated by this Agreement. In this regard, Buyer agrees to use its best efforts to obtain such formal action or informal advice prior to the Closing.

         4.17 Intentionally Omitted.



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                                                                              66

         4.18 Liabilities Assumed by Seller. On the Closing Date, Seller shall, or shall cause one or more of its Designees to, assume only the Liabilities of the Subsidiaries which (i) do not relate to the Business, (ii) are not reflected on the Final Statement of Assets and Liabilities and (iii) arise from, out of or in connection with circumstances, acts or omissions prior to the Closing Date.

         4.19 Estoppel Certificates. Sellers agrees to use best efforts to obtain prior to the Closing landlord estoppel certificates with respect to material facilities that are the subject of leases which constitute Assets and with respect to material facilities that are leased by the Subsidiaries.

         4.20 Release of Subsidiaries. From and after the Closing, the Seller, for itself and its subsidiaries, hereby releases each Subsidiary from any claims or demands that Seller or its subsidiaries may have against such Subsidiary to the extent arising from, out of or in connection with any circumstances, acts or omissions prior to the Closing, except for claims or demands that the Seller or any of its subsidiaries may have pursuant to this Agreement or any of the Ancillary Agreements.

         4.21 Permits. As promptly as practicable but in any event within 30 days of the date of this Agreement, Seller shall provide to Buyer a schedule of the Material Permits which are not Assets or which are not owned by a Subsidiary or which will be terminated or revoked in connection with the transactions contemplated by this Agreement. Buyer shall use its best efforts to obtain such or comparable Material Permits prior to the Closing. To the extent Buyer is not able to obtain such or comparable Material Permits prior to the Closing, Seller and Buyer shall negotiate in good faith, prior to the Closing, such arrangements as shall be reasonably satisfactory to Seller and Buyer to enable the continued operation of the

Business in substantial compliance with all Laws. Similarly, Buyer acknowledges that certain of the Material Permits or similar items that are owned by one or more Subsidiaries (and that will not be terminated or revoked in connection with the transactions contemplated by this Agreement) may be material to the conduct of one or more businesses of Seller other than the Business ("Material Non-Business Permits"). Seller shall use its best efforts to obtain such or comparable Material Non-Business Permits prior to the Closing. To the extent Seller is not able to obtain such or comparable Material Non-Business Permits prior to the Closing, Seller and Buyer shall negotiate in good faith such arrangements as shall be reasonably satisfactory to Seller and Buyer to enable the continued operation of such other business or businesses in compliance with all Laws, except to the extent that the failure to comply therewith would not have a material adverse effect on Seller or any of its subsidiaries or on any such business or businesses.

         4.22 Non-Solicitation. Seller agrees that neither it nor any of its subsidiaries nor any of the officers, directors, employees or representatives of Seller or any of Seller's subsidiaries shall solicit, encourage, engage in any negotiations relating to, provide any information with respect to or enter into any proposal, plan, agreement, understanding or arrangement contemplating, a direct sale or other direct disposition of any material portion of the assets of the Business or the Stock.

         4.23 Insurance Claims. In the event Buyer Indemnified Parties or Seller Indemnified Parties seek indemnification for Damages pursuant to Article VIII or
Article VI, the party seeking indemnification shall use its best efforts to recover in respect of the applicable Damages under all applicable third-party insurance policies held by such party. The party seeking indemnification shall not, except with the consent of the indemnifying party (which consent shall not be unreasonably withheld), enter into any settlement with any insurance provider with respect to any such claims. In the event the party seeking indemnification receives insurance proceeds for claims with respect to Damages for which the indemnifying party has previously indemnified the indemnified party, the party securing indemnification will promptly pay such proceeds to the indemnifying party up to the amount previously paid by the indemnifying party as indemnification with respect to such Damages.

         4.24 Litigation Expenses. Subject to Sections 4.2(iv)(R) and 4.2(iv)(S), Buyer agrees to reimburse Seller and its subsidiaries promptly upon demand for all out-of-pocket fees, costs and expenses (including, without limitation, legal fees and expenses) incurred by Seller or its subsidiaries, as the case may be, between the date of this Agreement and the Closing Date in connection with the prosecution of any claims or causes of action identified in
Section 1.1(b)(xiv).


                                    ARTICLE V
                              CONDITIONS PRECEDENT

         5.1 Conditions Precedent to Obligations of Parties. The respective obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

         (a) No Injunction. At the Closing Date, (i) there shall be no injunction, restraining order, decision or decree of any nature of any United States or foreign court or governmental agency or body of competent jurisdiction that is in effect that makes illegal, restrains or prohibits in any respect the consummation of the transactions contemplated hereby and (ii) there shall be no continuing suit or proceeding instituted by any United States or



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                                                                              69

foreign governmental authority or body of competent jurisdiction which seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby in whole or material part. Notwithstanding the foregoing, the condition set forth in this Section 5.1(a) shall not be a condition to the obligations of a party to consummate the transactions contemplated by this Agreement if the consummation of the transactions contemplated by this Agreement, notwithstanding that the condition set forth in this Section 5.1(a) has not been satisfied, would not be reasonably likely to have a material adverse effect on such party or any entity that would be a subsidiary of such party after the Closing.

         (b) Regulatory Authorizations. All (i) consents, approvals, authorizations and orders of federal, state, local and foreign governmental and regulatory authorities of competent jurisdiction as are necessary in connection with the lawful transfer of the Stock and Assets to Buyer or its Designees and the execution and performance of the Transaction Agreements or which if not obtained (x) would be reasonably likely to subject Buyer, Seller or any of their respective subsidiaries, or any officer, director or agent of any such person to civil or criminal liability, (y) would be reasonably likely to result in the loss by Buyer of material benefits under the Transaction Agreements, or (z) could render such transfer void or voidable shall have been obtained; (ii) applicable waiting periods, including extensions thereof, specified under the Antitrust Improvements Act with respect to the transactions contemplated by this Agreement shall have lapsed or been terminated and any investigations relating to the transactions contemplated hereby that may have been opened by either the Department of Justice or the Federal Trade Commission by means of a request for additional information or otherwise shall have terminated; and (iii) confirmation shall have been received from the Minister for Enterprise Trade and Employment of Ireland (the "METE")



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                                                                              70

that (A) the METE has decided not to make an order under Section 9 of the Mergers Act in relation to the sale and purchase of the shares in Bard Ireland, Bard Galway and Bard Connaught; or (B) the METE has made a conditional order in relation to such sale and purchase and Seller and Buyer are satisfied with any conditions, requirements or terms subject to which such order is made; or (C) the relevant period under Section 6 of the Mergers Act expired without the METE having so made any order. Notwithstanding the foregoing, the condition set forth in this Section 5.1(b) shall not be a condition to the obligations of a party to consummate the transactions contemplated by this Agreement if the consummation of the transactions contemplated by this Agreement, notwithstanding that the condition set forth in this Section 5.1(b) has not been satisfied, would not be reasonably likely to have a material adverse affect on such party or any entity that would be a subsidiary of such party after the Closing.

         (c) Ancillary Agreements. Buyer and Seller and/or their respective subsidiaries, as applicable, shall have entered into the Ancillary Agreements.

         5.2 Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Buyer at or prior to the Closing Date of each of the following additional conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Seller contained herein shall be true and correct in all material respects (with such materiality determined in the context of the Business taken as a whole) as of the date hereof and at, and as of, the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted or contemplated by this

Agreement and except that, to the extent any representation or warranty is made as of a specified date, it need be true only as of such date (it being understood that, for purposes of determining the truth and correctness of Seller's representations and warranties, all Material Adverse Effect and materiality qualifiers (including those dollar thresholds and other materiality qualifiers incorporated in the definition of Business Contracts) contained in such representations and warranties shall be disregarded).

         (b) Performance of Agreement. Seller and its subsidiaries shall have in all material respects performed all obligations and agreements, and complied with all covenants contained in this Agreement to be performed or complied with by Seller and/or its subsidiaries prior to or at the Closing.

         (c) Certificate. Buyer shall have received a certificate of Seller, dated as of the Closing Date, executed on behalf of Seller by any Vice President, to the effect that the conditions specified in paragraphs (a) and (b) above have been fulfilled, and, for purposes of this Agreement, by the delivery of such certificate, Seller shall be deemed to have made a representation and warranty to Buyer as to the matters set forth in such certificate.

         (d) Consents; Third-Party Rights; Filings; Notices. Buyer shall have received evidence reasonably satisfactory to it that the consents, approvals, filings and required notices set forth in Schedule 5.2(d) hereto have been obtained, made or given (and are in full force and effect).

         (e) Resignations. The directors of the Subsidiaries identified by Buyer prior to the Closing Date and, in the case of Bard Japan, the statutory auditors, shall have tendered their resignations effective as of the Closing, in writing to the applicable Subsidiary or, shall have otherwise been removed as of the Closing Date, other than, in the case of Milu for directors which Idus Holdings S.A. has the right to designate and, in the case of X-trode, for the director and statutory auditor which Enzo Borghi and Graziana Pasi, collectively, have the right to designate.

         (f) Required Items. Seller shall have made or caused to be made delivery to Buyer of the items required by Section 2.2(a).

         (g) Permits. Buyer or its affiliates, as applicable, shall have obtained all Material Permits or shall have entered into arrangements reasonably satisfactory to Buyer to enable the continued operation of the Business substantially in compliance with all Laws.

         (h) Financial Information. The net sales of the Business as reflected on or derived from the audited combined statement of operations of the Business for the year ended December 31, 1997 delivered to Buyer pursuant to Section 4.16 (the "1997 Statement of Operations") shall not be less than $205,607 (which represents 95% of the net sales of the Business as reflected on the Special Purpose Coronary Cath Lab 1997 Financial Review attached as Exhibit D hereto (the "Financial Review"); the gross profit of the Business as reflected on or derived from the 1997 Statement of Operations shall not be less than $107,925 (which represents 95% of the gross profits of the Business as reflected on the Financial Review)); and the total direct commercial expenses of the Business as reflected on or derived from the 1997 Statement of Operations shall not be more than $85,886 (which represents 105% of the total direct commercial expenses as reflected on the Financial Review). Total direct commercial expenses shall be derived from the 1997 Statement of Operations on the same bases set forth in the Financial Review.

         5.3 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction



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                                                                              73

or waiver by Seller at or prior to the Closing Date of each of the following additional conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and correct in all material respects (with such materiality determined in the context of the ability of Buyer and its subsidiaries to consummate the transactions contemplated by the Transaction Agreements) as of the date hereof and at, and as of, the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted or contemplated by this Agreement and except that, to the extent any representation or warranty is made as of a specified date, it need be true only as of such date (it being understood that, for purses of determining the truth and correctness of Buyer's representations and warranties, all Material Adverse Effect and materiality qualifiers contained in such representations and warranties shall be disregarded).

         (b) Performance of Agreements. Buyer and its subsidiaries shall have in all material respects performed all obligations and agreements, and complied with all covenants contained in this Agreement to be performed or complied with by Buyer and/or its subsidiaries prior to or at the Closing, including, without limitation, Buyer's obligations under Section 2.3.

         (c) Certificate. Seller shall have received a certificate of Buyer, dated as of the Closing Date, executed on behalf of Buyer by any Vice President, to the effect that the conditions specified in paragraphs (a) and (b) above have been fulfilled, and, for purposes of this Agreement, by the delivery of such certificate Buyer shall be deemed to have made a representation or warranty to Seller as to the matters set forth in such certificate.

         (d) Required Items. Buyer shall have made or caused to be made delivery to Seller of the items required by Section 2.3.

         (e) Permits. Seller or its affiliates, as applicable, shall have obtained all Material Non-Business Permits or shall have entered into arrangements reasonably satisfactory to Seller to enable the continued operation of such business or businesses to which the Material Non-Business Permits relate in substantial compliance with all Laws.


                                   ARTICLE VI
                          PROVISIONS AS TO TAX MATTERS

         6.1 Tax Indemnification. (a) Seller's Indemnification Obligation. Except as provided in subparagraph (b) and Section 6.3, Seller shall indemnify and hold harmless Buyer and its subsidiaries (including the Subsidiaries) from and against any and all Taxes or other amounts payable (but not yet paid as of the Closing Date) for or in respect of each of the following:

                  (i) any and all Taxes of the Subsidiaries (or any predecessor) with respect to taxable periods actually ending on or before the Closing Date (including, but not limited to, any and all income Taxes attributable to the Pre-Closing Straddle Period pursuant to Section 6.1(c) hereof, and not previously paid, but only to the extent such Taxes, in the aggregate, exceed the accrual established for Taxes on the Final Statement of Assets and Liabilities;

                  (ii) any and all Taxes of any member other than any of the Subsidiaries of an affiliated, consolidated, combined or unitary group or equivalent group for VAT purposes of which any Subsidiary (or any predecessor) is or was a member prior to the Closing Date, for which any such Subsidiary may be jointly or severally liable by reason of its inclusion in such group prior to the Closing Date pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation; for the purpose of this clause (ii) the term "VAT" means value added taxes or similar sales or turnover tax of any relevant jurisdiction; and

                  (iii) any Taxes arising out of a breach of the representations and warranties contained in Section 3.1(i) hereof; provided, that any claim with respect thereto under this clause (iii) is made within the period of survivability set forth in Section 3.3.

                  (b) Buyer's Indemnification Obligation. Except as provided in subparagraph (a) and Section 6.3, Buyer shall be responsible for, and shall indemnify Seller and its subsidiaries, and with respect to clause (v) of this
Section 6.1(b), in trust for each and every controlling director (as such term is defined in Section 629 of the Taxes Consolidation Act, 1997 of the Republic of Ireland (the "Act")), against (i) any and all Taxes of the Subsidiaries allocable to the Pre-Closing Straddle Period or any other taxable period or portion thereof ending on or before the Closing Date, but only to the extent such Taxes, in the aggregate, do not exceed the accrual established for Taxes on the Final Statement of Assets and Liabilities, (ii) any and all Taxes of a Subsidiary or otherwise relating to the Business allocable to the Post-Closing Straddle Period or any other taxable period or portion thereof beginning after the Closing Date, (iii) any and all Taxes imposed on Seller or any of its subsidiaries (including any Subsidiary) which would not have been imposed but for actions, decisions or elections undertaken or made by Buyer or any of its subsidiaries (including a Subsidiary) after the Closing without Seller's written consent, (iv) any interest or penalties that are due solely to the failure of Buyer to timely file or cause to be filed any Tax



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                                                                              76

Return pursuant to subparagraph (e)(i) below or for which Buyer is responsible for filing pursuant to subparagraph (e) below, (v) any Taxes arising under the Act, with respect to a change in residence after the Closing Date of any one or more of Bard Ireland, Bard Galway and Bard Connaught (which are under Irish tax law, resident in Ireland at the Closing Date) from Ireland to another jurisdiction and (vi) any incremental tax borne by Seller or any of its subsidiaries as a result of any election by Buyer under Section 338(g) of the Code with respect to any or all of the Stock. If Buyer makes a timely request of Seller, then Seller shall provide Buyer with an analysis of any incremental tax that would be caused by an election under Section 338(g) of the Code in a timely manner prior to Buyer making such election.

         (c) Taxable Periods. Seller and Buyer shall, to the extent permitted by applicable law, elect with the relevant Taxing Authority to close the taxable period of the Subsidiaries as of the end of the Closing Date. In any case where applicable law does not permit any Subsidiary to close its taxable period as of the end of the Closing Date, then, except as provided in subparagraph (b) above, Taxes attributable to the taxable period of such Subsidiary beginning before and ending after the Closing Date shall be allocated between (i) the period up to the end of the Closing Date ("Pre-Closing Straddle Period") and (ii) the period subsequent to the effective time of the Closing ("Post-Closing Straddle Period"). Such allocation shall be made by means of a closing of the books and records of each Subsidiary as of the effective time of the Closing; provided, that any items that are not reasonably susceptible to such allocation (i.e., certain exemptions, allowances and deductions) shall be apportioned on the basis of elapsed days. "Taxing Authority" shall mean any taxing or other authority in any relevant jurisdiction competent to impose any liability for Taxes.



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                                                                              77

         (d) Tax Claims. (i) Promptly after receipt by Buyer or any of its subsidiaries of written notice of the assertion or commencement of any claim, audit, examination, or other proposed change or adjustment by any Taxing Authority concerning any Taxes covered by Section 6.1(a) (each a "Tax Claim"), Buyer shall notify Seller. Such notice shall contain factual information (to the extent known by Buyer) describing the asserted Tax Claim in reasonable detail and shall include copies of any notice or other document received from any Taxing Authority in respect of any such asserted Tax Claim. The failure of Buyer to give Seller prompt notice as provided herein shall not relieve Seller of any of its obligations under Section 6.1 except to the extent such failure has a material adverse effect on Seller's ability to defend the Tax Claim.

                  (ii) Seller shall have the sole right to represent any Subsidiary's interests in any Tax audit or administrative or court or other proceeding or dealing relating to any Taxes covered by Section 6.1(a) and to employ counsel of its choice. Seller shall promptly notify Buyer if it decides not to control the defense or settlement of any such Tax audit or administrative or court proceeding and Buyer thereupon shall be permitted to defend and settle such Tax audit or proceeding at Seller's reasonable expense. To the extent any negotiated settlement would have a material Tax effect on a post Closing Date year or portion thereof, Seller shall not agree to such settlement without the consent of Buyer, which consent shall not be unreasonably withheld; provided, however, that if Buyer shall refuse to consent to any such settlement that Seller proposed to accept, then (A) the liability of Seller with respect to the subject matter of such settlement shall be limited to the amount that such liability would have



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                                                                              78

         been if such settlement had been accepted and (B) Buyer shall have the right thereafter to control the defense and settlement of such Tax audit or proceeding (it being understood that Buyer shall be responsible for all expenses incurred thereafter in connection with the contest of such Tax audit or proceeding except to the extent that the final settlement imposes less liability on Seller than such Settlement would have imposed).

                  (iii) With respect to any taxable period of any Subsidiary beginning before and ending after the Closing Date, Buyer and Seller shall jointly control the defense and settlement of any Tax audit or administrative or court proceeding, and each party shall cooperate with the other party at its own expense and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other party, which consent will not be unreasonably withheld; provided, however, that if either party shall refuse to consent to any settlement, closing or other agreement that the other party proposed to accept (a "Proposed Settlement"), then (A) the liability with respect to the subject matter of the Proposed Settlement of the party who proposed to accept the Proposed Settlement shall be limited to the amount that such liability would have been if the Proposed Settlement had been accepted and (B) the other party shall have the right thereafter to control the defense and settlement of such Tax audit or proceeding (it being understood that the other party shall be responsible for all expenses incurred thereafter in connection with the contest of such Tax audit or proceeding except to the extent that the final settlement imposes less liability on the party who proposed to accept the Proposed Settlement than the Proposed Settlement would have imposed).



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                                                                              79

         (e) Tax Returns. (i) Buyer shall properly prepare or cause to be properly prepared, and shall timely file or cause to be timely filed, all income Tax Returns which include any Subsidiary or their respective assets or operations for all taxable periods of the Subsidiaries ending on or before the Closing Date and for which the due date for filing is after the Closing Date (which income Tax Returns shall include the Subsidiaries and the reportable items from the assets or operations of the Subsidiaries through and including the Closing Date). Such income Tax Returns (insofar as they relate to any Subsidiary) shall be prepared in a manner consistent with past practices, and Buyer shall pay or cause to be paid all income Taxes shown as due on such Tax Returns after application of all estimated tax payments previously made with respect thereto. Such income Tax Returns (or the portions thereof that relate to any Subsidiary) shall be provided to Seller for Seller's review and comment 30 days prior to filing, and Seller shall be entitled to suggest to Buyer any reasonable changes to such income Tax Returns. Seller and Buyer agree to consult and resolve in good faith any issue arising as a result of the review of such income Tax Returns and mutually to consent to the filing as promptly as possible of such income Tax Returns. In the event the parties are unable to resolve any dispute within fifteen days following the delivery of such income Tax Returns, the parties shall jointly request the Auditor to resolve any issue at least ten days before the due date of any such income Tax Return, in order that such Tax Return may be timely filed. In deciding the resolution of the dispute, the Auditor shall be instructed to give deference to the position advocated by Seller, provided such position is in accordance with applicable standards relating to the practice of certified public accountants generally and is not inconsistent



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                                                                              80

with Seller's past practices. If the Auditor is unable to make a determination with respect to any disputed issue within five business days prior to the due date (including extensions) for the filing of the income Tax Return in question, then such income Tax Return shall be filed in the form advocated by Seller prior to such due date without such determination having been made. Notwithstanding the filing of such Tax Return, the Auditor shall make a determination with respect to any disputed issue, and an amended return shall be filed if necessary to reflect the Auditor's determination. The fees and expenses of the Auditor shall be allocated between Buyer and Seller proportionately in accordance with the formula set forth in Section 1.3(c). Buyer shall, subsequent to the Closing Date, provide written notice to Seller of the filing of any amended income Tax Return or claim for refund with respect to any taxable period ending on or prior to the Closing Date; and if any such filing could reasonably be expected to have a material adverse effect on the condition of Seller, or its respective subsidiaries, for any taxable period ending after the Closing Date, Buyer shall not make such filing without the consent of Seller, which consent will not be unreasonably withheld. Nothing in this Section 6.1(e)(i) shall excuse Seller from its indemnification obligations pursuant to Section 6.1(a) hereof if the amount of income Taxes as ultimately determined (on audit or otherwise), for the periods covered by such Tax Returns exceeds the amount determined under this
Section  6.1(e)(i).

                  (ii) Subject to clause (iii) below, Buyer shall be responsible for preparing and filing all other Tax Returns required to be filed after the Closing Date by or on behalf of the Subsidiaries, or with respect to their respective assets and operations.



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                                                                              81

                  (iii) With respect to any income Tax Return required to be filed by Buyer for a taxable period of any Subsidiary beginning before the Closing Date and ending after the Closing Date, Buyer shall deliver, at least 30 days prior to the due date for filing such Tax Return (including extensions), to Seller a statement setting forth the amount of Tax allocated to the Pre-Closing Straddle Period pursuant to
         Section 6.1(c) (the "Tax Statement") and copies of such income Tax Returns, and, without prejudice to the provisions of this Section 6.1, Buyer shall cause the Subsidiaries to pay all income Taxes shown as due on such income Tax Returns. Seller shall have the right to review such income Tax Returns and the Tax Statement prior to the filing of such income Tax Returns and to suggest to Buyer any reasonable changes to such income Tax Returns. Seller and Buyer agree to consult and resolve in good faith any issue arising as a result of the review of such income Tax Returns and the Tax Statement and mutually to consent to the filing as promptly as possible of such income Tax Returns. In the event the parties are unable to resolve any dispute within fifteen days following the delivery of such income Tax Returns and the Tax Statement, the parties shall jointly request the Auditor to resolve any issue in dispute as promptly as possible. If the Auditor is unable to make a determination with respect to any disputed issue within five business days prior to the due date (including extensions) for the filing of the income Tax Return in question, then Buyer may file such income Tax Return on the due date (including extensions) therefor without such determination having been made and without Seller's consent. Notwithstanding the filing of such income Tax Return, the Auditor shall make a determination with respect to any disputed issue, and the amount of income Taxes that are allocated to the Pre-Closing

         Straddle Period pursuant to Section 6.1(c) shall be as determined by the Auditor. In addition, an amended return shall be filed if necessary to reflect the Auditor's determination. The fees and expenses of the Auditor shall be allocated between Buyer and Seller in accordance with the formula set forth in Section 1.3(c). Nothing in this Section 6.1(e)(iii) shall excuse Seller from its indemnification obligations pursuant to Section 6.1(a) hereof if the amount of income Taxes as ultimately determined (on audit or otherwise), for the periods covered by such income Tax Returns and which are allocable to the Pre-Closing Straddle Period pursuant to Section 6.1(c), exceeds the amount determined under this Section 6.1(e)(iii); provided, that Seller's obligation to make any payments with respect to income Taxes governed by this clause (iii) shall be solely governed by Section 6.1(a)(i).

                  (iv) The review and dispute resolution procedures described in subparagraph (e)(iii) above shall also be followed with respect to any Tax Return pertaining to other Taxes required to be prepared and filed by Buyer after the Closing Date and which show other Taxes due relating to the Pre-Closing Straddle Period or any other taxable period ending on or before the Closing Date; provided, however, Seller's obligation to make any payments with respect to such other Taxes shall be solely governed by Section 6.1(a)(i).

                  (v) Seller and Buyer shall cooperate fully with each other and make available to each other in a timely fashion such Tax data and other information as may be reasonably required by Seller or Buyer for the preparation and timely filing of any Tax Returns required to be prepared and filed by Seller or Buyer hereunder, or in connection with the preparation or filing of any election, claim for refund, consent or certification.

                  (vi) Seller hereby acknowledges that Buyer may, in its discretion, make an election under Section 338(g) of the Code with respect to any or all of the Stock.

         (f) Access to Tax Data. Seller and Buyer shall provide to each other, and Buyer shall cause each of the Subsidiaries to provide access to Seller at any reasonable time upon reasonable prior written notice and from time to time, at the business location at which the books and records are maintained, after the Closing Date, to such Tax data of each of the Subsidiaries as Seller or Buyer as the case may be, may from time to time reasonably request and will furnish, and request the independent accountants and legal counsel of Seller, Buyer or any Subsidiary to furnish to Seller or Buyer, as the case may be, such additional Tax and other information and documents in the possession of such persons as Seller or Buyer may from time to time reasonably request.

         (g) Limitations on Claims for Indemnity. Any claim for indemnity hereunder may be made at any time prior to 60 days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive).

         (h) Indemnification Procedures. Any party seeking indemnification under
Section 6.1 shall give the indemnifying party written notice of claim for indemnification or payment, which notice shall include a calculation of the amount of the requested indemnity or other payment and shall furnish to the indemnifying party copies of or provide reasonable access to all books, records and other information reasonably requested by such party to the extent necessary to substantiate such claim and verify the amount thereof. If reasonably necessary in order to make or substantiate a claim (or to determine if a claim should be made), the indemnifying party shall be permitted access to the indemnified party's books, records and other information in connection therewith. The indemnifying party shall deliver to the indemnified party, within 30 days after receiving both the foregoing notice and copies of or reasonable access to all books, records and other information reasonably requested by it, a detailed statement describing its objections (if any) thereto. The parties shall use reasonable efforts to resolve any such objections, but if they do not obtain a final resolution within 30 days (or any longer period mutually agreed to by the parties) after the indemnified party has received the statement of objections, the Auditor shall resolve any remaining objections. The fees and expenses of the Auditor shall be allocated between Buyer and Seller proportionately in accordance with the formula set forth in Section 1.3(c).

         (i) Prohibition on Certain Transactions After the Closing Date. Buyer agrees to cause each of the Subsidiaries to refrain from engaging in any transaction following the Closing that is outside of the ordinary course of business if such transaction would have an adverse effect on the United States federal income Tax liability of the Seller's consolidated group or any other Tax liability for which Seller is responsible pursuant to Section 6.1(a).

         (j) Certain Taxes Deemed Paid. For all purposes of this Agreement, each Subsidiary shall be considered to have paid prior to the Closing Date any Taxes covered by Section 6.1(a) to the extent of any estimated Tax payments made by such company or on behalf of such company prior to the Closing Date with respect to such Taxes.

         6.2 Tax Related Adjustments. (a) Indemnity Payments as Adjustment to Purchase Price. Seller and Buyer agree that, to the extent permitted by law, any indemnity payment made under this Agreement (including, without limitation, under this Article VI or under Article VIII hereof) will be treated by the parties as an adjustment to the Purchase Price. If, notwithstanding such treatment by the parties, any indemnity payment made under this Agreement (including, without limitation, under this Article VI or under Article VIII hereof) is determined to be taxable to the indemnified party by any Taxing Authority, then the indemnifying party shall indemnify the indemnified party for any Taxes payable by it by reason of the receipt of such indemnity payment (including any payments under this Section 6.2), determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.

         (b) Adjustment to Indemnity Payment. Notwithstanding anything to the contrary in Article VIII hereof, any indemnity payment otherwise due and payable under this Agreement (including, without limitation, under this Article VI or under Article VIII hereof) shall be decreased (but not below zero) to the extent of any net reduction in Taxes payable by the indemnified party or any of its subsidiaries as a result of its receipt of any such indemnity payment or as a result of or in connection with the loss giving rise to the claim for indemnification, determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.

         (c)  Refunds  and  Credits  Payable to Seller.  Except as  provided  in
Section 6.2(d), Buyer shall pay to Seller any refund or credit of any Taxes covered by Section 6.1(a) (including, for this purpose, the amount by which any Taxes included in the accrual established therefor on the Final Statement of Assets and Liabilities are refunded or subsequently determined to not be payable). In addition, Buyer shall pay to Seller the amount of any actual reduction in Taxes realized by Buyer or any of its subsidiaries (including any Subsidiary) with respect to any period (or portion thereof) beginning after the Closing Date that relates to an audit adjustment or Taxes imposed on or with respect to Seller or its subsidiaries (including any Subsidiary) with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date. Buyer shall pay to Seller such refund or credit plus any interest received thereon (reduced by any actual Tax increase or actual Tax detriment to Buyer or any Subsidiary) or the amount of any such reduction in Taxes promptly upon receipt thereof by the recipient thereof. Buyer shall, if Seller requests, cause the relevant entity to file for and obtain any refunds or equivalent amounts to which Seller is entitled under this Section 6.2(c); provided, however, that Buyer must consent to any such refund claim, which consent may not be unreasonably withheld, and that any such refund claim shall be at the sole expense of Seller.

         (d) Carryback of any Tax Attribute. In the event that any Subsidiary realizes any Tax attribute after the Closing Date that must be carried back to a taxable period ending on or prior to the Closing Date, such carryback shall be made only with Seller's written consent; provided, that Seller shall consent to such carryback, shall cooperate in the filing of any required returns or claims for refund and shall pay Buyer any Tax refund received or the amount of reduction in Taxes so obtained (net of any tax cost incurred) if Seller, in its sole discretion, determines that permitting such carryback or filing such returns or claims will not adversely affect Seller or its subsidiaries.

         6.3 Transfer Taxes. Buyer and Seller shall share equally all transfer taxes or fees, sales taxes, value added taxes, recordation or similar taxes or fees, deed, stamp or other taxes, duties, recording charges, fees, or other similar cost or expense of any kind required in connection with the effectuation of the transactions and documentation contemplated by this Agreement (whether such tax, duties or fee, cost or expense is imposed on Buyer, Seller or any subsidiary of Buyer or Seller). The parties shall cooperate in the preparation and review (including, without limitation, the resolution of any dispute in the same manner as provided for in Section 6.1(e) of this Agreement) of all Tax Returns required to be filed in respect of any Transfer Taxes to be paid pursuant to this Section 6.3.

         6.4 Allocation of Purchase Price. The parties will allocate the Purchase Price prior to Closing based upon a mutually satisfactory valuation analysis to be jointly prepared by the parties prior to the Closing. The parties acknowledge that, based upon the limited analysis performed prior to the date of this Agreement, the parties have no reason to believe that the allocation of 50% of the Purchase Price to the stock of Bard Galway, Bard Ireland and Bard Connaught would be unreasonable. Notwithstanding the foregoing, the allocation of the Purchase Price among assets sold by Seller or a U.S. subsidiary of Seller, shall be prepared in accordance with the rules under Section 1060 of the Code, and the Treasury Regulations promulgated thereunder); provided, however, in the event of any adjustment to the Purchase Price pursuant to this Agreement
(i) Seller shall promptly prepare and furnish to Buyer an amendment to such allocation, (ii) Buyer may promptly, but in no event later than 10 days after receipt of such amendment, comment on the amendment and (iii) Seller shall incorporate any comments of Buyer timely received by Seller into the amendment which do not adversely affect Seller's liability for Taxes or Tax position in any material respect. Seller and Buyer agree to act in accordance with the computations and allocations resulting from the procedures set forth in this
Section 6.4 (including, without limitation, any modifications pursuant to the proviso immediately preceding this sentence) in any relevant Tax Returns or filings, including, without limitation, any forms or reports required to be filed pursuant to Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign law ("1060 Forms"), and to cooperate in the preparation of any 1060 Forms and to file such 1060 Forms in the manner required by applicable law.

         6.5 Tax Matters Governed by Article VI. It is the intention of the parties that Buyer's rights against Seller and Seller's rights against Buyer with respect to Taxes shall be governed by this Article VI and not Article VIII except as specifically provided in Section 8.3.


                                   ARTICLE VII
                 LABOR MATTERS, EMPLOYEE RELATIONS AND BENEFITS

         7.1 Transferred Employees. On the Closing Date, Buyer will offer employment to each of the employees of the Business listed in Schedule 7.1 who is not an employee of a Subsidiary and remains an employee of the Business as of the Closing Date (the "Scheduled Employees") at the same job in all material respects, at the same location and at the same salary as such employee had prior to the Closing Date, and such employees who accept such offer, together with the employees of each Subsidiary as of the Closing Date, shall hereinafter be referred to collectively as "Transferred Employees." With respect to any Scheduled Employee who declines Buyer's offer of employment on the Closing Date, Seller shall retain liability for any severance payments or severance benefits to which such Scheduled Employee is entitled under Seller's employee benefit plans, programs and practices, whether or not a Benefit Plan, so long as the offer declined by such employee was for the same job in all material respects, at the same location and for the same salary as such Employee had prior to the Closing Date.

         7.2 Benefits for Transferred Employees. Except as hereinafter provided, Buyer shall provide Transferred Employees with such compensation and employee benefits as it provides to similarly situated employees and, except as may be required by applicable law, shall have no obligation to maintain the compensation and employee benefits, either as to amount or type, that were provided to such Transferred Employees prior to the Closing Date. For purposes of eligibility and vesting under employee pension and welfare benefit plans of Buyer, Transferred Employees shall be credited with their service with the Business and with any Subsidiary ("Transferred Service"). Transferred Service shall also apply with respect to such other aspects of employment compensation as vacation entitlement and seniority. Buyer shall pay or contribute as soon as practicable (in light of, among other things, ERISA and tax matters) following the Closing Date the sum of $1.5 million to be allocated directly to or on behalf of those Transferred Employees who, as of the Closing, were participants in the Employees' Retirement Plan of C.R. Bard, Inc. (the "Bard U.S. Pension Plan"). Buyer and Seller shall negotiate in good faith an arrangement pursuant to which such contribution will be allocated among such Transferred Employees. From the Closing Date through the end of 1998, Buyer shall continue to provide the same level of medical and other health plan coverage for Transferred Employees in the United States at a cost for such employees that requires a level of employee contributions no greater than that required for such coverage immediately prior to the Closing Date. After the date hereof and prior to the Closing Date, Seller shall give Buyer reasonable access to the Scheduled Employees and employees of the Subsidiaries and Buyer shall use such access to determine the persons to whom stock options of Buyer will be granted and the size of such grants in order to make such grants, if any, as soon as practicable after the Closing Date. Buyer shall not be under any obligation to make any such grants.

         7.3 Severance Policy and Other Agreements. (a) Minimum Severance for Certain Transferred Employees. Any Transferred Employee who, as of the Closing Date, was covered by the C.R. Bard, Inc. Severance Plan (the "Seller Severance Plan") and whose employment with Buyer is terminated by Buyer or any subsidiary or affiliate of Buyer for other than cause (as such term is defined in the Seller Severance Plan) during the one-year period following the Closing Date shall be deemed to have a "Covered Termination" (as defined in the Seller Severance Plan) and shall be entitled to receive a severance benefit from Buyer no less than the amount to which such employee would be entitled under the terms and conditions of the Seller Severance Plan as in effect on the date of this Agreement in lieu of any other severance or similar benefit.

         (b) Severance/Employment Agreements of Transferred Employees. Buyer shall honor or cause to be honored all severance agreements and employment agreements with individual Transferred Employees as in effect on the date of this Agreement; provided, that Buyer shall not be obligated to honor or cause to be honored any such agreement except to the extent such agreement was disclosed in the Schedules or a copy thereof was provided or otherwise made available to Buyer prior to the date hereof.

         7.4 1998 Bonus. As soon as practicable (but in no event more than 30 days after) the Closing Date, Buyer will cause bonuses to be paid under any applicable bonus plan of Seller or any of its subsidiaries, as in effect on the date hereof, to the Transferred Employee participating thereunder in an amount equal to the pro rata portion of the target bonus to which such employee would have been entitled, based on the portion of the 1998



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                                                                              91

fiscal year completed prior to the Closing Date, assuming the target bonus had been achieved in respect of such fiscal year; provided, that Seller shall reimburse Buyer any amount by which such bonuses, in the aggregate, exceed the aggregate amount for such bonuses reflected as liabilities on the Final Closing Statement of Assets and Liabilities.

         7.5 Credit for Deductibles. Buyer will, or will cause the Subsidiaries to, following the Closing Date, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Transferred Employees under any welfare plan that such employees may be eligible to participate in after the Closing Date and
(ii) provide each Transferred Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing Date.

         7.6 Seller Plans. (a) Defined Contribution Plans. (i) As of the Closing Date, Seller shall cause the active participation by Transferred Employees in the Employees' Retirement Savings Plan of C. R. Bard, Inc. (the "Seller's
Savings  Plan") to cease.  Seller  shall (A) as of the  Closing  Date  cause the trustees of the Seller's Savings Plan to identify, in accordance with the applicable spinoff provisions set forth under Section 414(l) of the Code, the assets of the Seller's Savings Plan representing the full account balances of Transferred Employees for all periods of participation through the Closing Date (including, as applicable, all employee contributions, employer contributions and all earnings attributable thereto); and (B) as soon as practicable after the Closing Date, make all required filings and submissions to appropriate governmental authorities and all required amendments to the Seller's Savings Plan and related trust agreements necessary to provide for the transfer of assets described in this



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                                                                              92

Section 7.6(a). The Seller's Savings Plan shall be amended to provide that (A) there shall be no contributions thereto with respect to the Transferred Employees for periods after the Closing Date and (B) all Transferred Employee account balances shall be fully vested. Buyer shall (A) give Seller written notice of the name of the trustee of the defined contribution plan designated by Buyer to which the assets and liabilities for benefits of the Seller's Savings Plan are to be transferred (the "Buyer's Savings Plan"), accompanied by a copy of the most recent favorable IRS determination letter for such plan received by Buyer, as promptly as possible after the Closing Date, but in any event prior to the date on which such transfer is to occur and (B) as soon as practicable after the Closing Date, make all required filings and submissions to appropriate governmental authorities. As soon as practicable after the Savings Transfer Date, Seller shall cause the trustees of the Seller's Savings Plan to transfer to the trustee of the Buyer's Savings Plan the following amount (the "Savings Total Transfer Amount"): (A) the full account balances (in cash and notes for any loans to Transferred Employees) of all Transferred Employees, whose account balances shall have been credited with appropriate earnings and contributions, if any, attributable to the period ending at the close of business on the Closing Date, plus (B) earnings on such account balances attributable to the period from the Closing Date to the Savings Transfer Date reduced by (C) any benefit or withdrawal payments in respect of Transferred Employees prior to the Savings Transfer Date. Seller shall certify that all participant loans transferred from Seller's Savings Plan are current as to payments of principal and interest except as disclosed on a schedule delivered to Buyer at the time of such transfer. The "Savings Transfer Date" shall be as soon as practicable after the foregoing requirements have been met. In consideration of the transfer of assets hereunder, Buyer shall, as of the Savings Transfer Date, cause the Buyer's Savings



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                                                                              93

Plan to assume the liabilities for benefits payable to plan participants and beneficiaries in respect of participants for whom assets (including notes) are transferred (it being understood that Buyer's Savings Plan shall not assume any liability in respect of fiduciary duties under Seller's Savings Plan). With respect to any Benefit Plan in any jurisdiction other than the United States that is a defined contribution-type plan from which assets are to be transferred to the Buyer, the principles established in this Section 7.6(a) shall be followed, subject to applicable law.

         (b) Defined Benefit Plan. As of the Closing Date, Transferred Employees shall cease to accrue service credit or benefits under the Employees' Retirement Plan of C. R. Bard, Inc. (the "Seller's Defined Benefit Plan"). Transferred Employees' rights to benefits under the Seller's Defined Benefit Plan shall be determined in accordance with the terms of such Defined Benefit Plan, and no assets or liabilities will be transferred therefrom. Seller shall retain all liabilities with respect to Seller's Defined Benefit Plan.

         (c) Other Plans. Except as otherwise provided herein, from and after the Closing Date, Buyer shall have no obligation to assume or to cause the
Subsidiaries to continue or assume any liabilities, including, without limitation, any employee benefits or compensation liabilities, relating to the Transferred Employees, including, but not limited to, liabilities under any Benefit Plan, employment, severance or other similar contract, arrangement or policy or any plan or arrangement providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, short-term disability, long-term disability, supplemental unemployment benefits, vacation benefits, retirement benefits, retiree welfare benefits, salary, deferred compensation, profit-sharing, bonuses or other forms of incentive compensation or post-retirement insurance, compensation



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                                                                              94

or benefits (regardless of whether such benefits are provided pursuant to a welfare plan). Without limiting the generality of the foregoing, Seller shall retain (i) all liabilities in connection with the Seller's Defined Benefit Plan,
(ii) all liabilities under the Seller's Severance Plan except as specifically set forth in Section 7.3(a) and (iii) all liabilities under the Seller's Savings Plan, other than benefit liabilities with respect to participants who are Transferred Employees (but only on and after the Savings Transfer Date).

         7.7 Employee Notification Requirements. (a) Prohibit Actions Implicating WARN or Analogous Laws. Prior to the Closing Date, Seller shall not, without Buyer's consent, (i) effect any "plant closing" or "mass layoff", as such terms are defined in WARN, or any partial closing to the extent a partial closing would result in Liability under WARN or (ii) effect any dismissals or "collective dismissals" or other analogous program of employment terminations to the extent such actions would implicate foreign laws analogous to WARN,
(including, without limitation, any regulations, statutes, rules or orders implementing such directives or acts (collectively, the "Directives")).
Similarly, neither Buyer nor any Subsidiary shall, without the consent of Seller, (i) at any time prior to 90 days after the Closing Date, effectuate a "plant closing", or "mass layoff" as such terms are defined in WARN or (ii) effect any Directive.

         (b) WARN and Other Notifications. Seller is not aware of any plans on the part of the Buyer to carry out within 60 days of the Closing a plant closing or mass layoff within the meaning of WARN with respect to the Business. The Buyer is and shall be responsible for giving any notice to Transferred Employees or governmental entities required under WARN or any analogous state, local or foreign law in connection with or as result of the transactions contemplated by this Agreement. Buyer agrees to cooperate with Seller to enable Seller to comply with any notification and consultation requirements arising from the sale of the Business as may be required by labor laws and agreements governing non-United States employees of the Seller and/or its subsidiaries (including, without limitation, any notification to and consultation obligations with the European Communications Network).

         (c) Terminations in Compliance with Foreign Laws. Buyer agrees to take such action as is necessary to insure that any employment terminations that may be effected on or after the Closing in connection with the transactions contemplated by this Agreement comply with the labor laws and agreements covering Non-United States Employees, including without limitation, the Directives.

         7.8 No Third Party Beneficiaries. Nothing contained in this Article VII shall confer upon any of the current or former employees of Seller, Buyer or any of their subsidiaries, any rights or remedies of any kind whatsoever under or by reason of this Agreement (including, without limitation, any right to employment or continued employment for a specific period, or any right to a particular benefit).


                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 Indemnification. (a) Buyer's Indemnification Obligations. On and after the Closing Date, Buyer hereby agrees to indemnify, defend and hold harmless Seller and each of its directors, officers, employees, subsidiaries and other affiliates (other than the Subsidiaries) and representatives (collectively, the "Seller Indemnified Parties", which, for purposes of Section 8.3, shall be deemed to refer to Seller and its subsidiaries as indemnified parties under Article VI hereof) from and against, and will pay to the Seller Indemnified Parties the amount of, any and all claims, losses, damages, costs, expenses, obligations,



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                                                                              96

liabilities, charges, actions, suits, proceedings, deficiencies, interest, penalties and fines (including, without limitation, costs of collection, attorney's fees and other costs of defense, removal costs, remediation costs, closure costs and expenses of investigation and ongoing monitoring) or diminution in value, whether or not involving a third party claim (collectively, "Damages") imposed on, sustained, incurred or suffered by or asserted against them in respect of, but only in respect of:

                  (i) any breach of Buyer's representations and warranties in this Agreement, including, without limitation, representations and warranties of Buyer contained in any certificate delivered by Buyer at the Closing pursuant to the terms of Section 5.3(c) hereof; provided, that subject to Section 8.5 hereof, any indemnification claim under this Section 8.1(a)(i) must be made within the period of survivability set forth in Section 3.3;

                  (ii) Buyer's failure, or the failure of any subsidiary of Buyer, to perform or otherwise fulfill any of its agreements, covenants, obligations or undertakings hereunder or under any of the Ancillary Agreements or under any document delivered by Buyer or any of its Designees pursuant to the terms of Section 2.3;

                  (iii) the Assumed Liabilities;

                  (iv) any property damage, personal injury, death, product recall, product return or other similar Liability arising out of products that are manufactured or distributed by Buyer or any of its subsidiaries or other affiliates subsequent to the Closing Date (other than to the extent arising out of or resulting from the manufacture, shipment, storage, handling or labelling (or any acts or omissions in respect thereof) of such products by Seller or any of its affiliates or any of their direct or indirect



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                                                                              97

         distributors or agents prior to the Closing Date), whether in respect of any express or implied representation or warranty or otherwise; and

                  (v) statutory  liability of Seller or any of its  subsidiaries arising from the termination or modification by Buyer or its subsidiaries after the Closing of product distribution arrangements under distribution contracts that are Assets or contracts of Subsidiaries.

         (b) Seller's Indemnification Obligations. On and after the Closing Date, Seller hereby agrees to indemnify, defend and hold harmless Buyer and each of its directors, officers, employees, subsidiaries and other affiliates
(including the Subsidiaries) and representatives (collectively, the "Buyer Indemnified Parties", which, for purposes of Section 8.3, shall be deemed to refer to Buyer and its subsidiaries (including the Subsidiaries) as indemnified parties under Article VI hereof), from and against, and will pay to the Buyer Indemnified Parties the amount of, any and all Damages imposed on, sustained, incurred or suffered by or asserted against them in respect of, but only in respect of:

                  (i) any breach of Seller's representations and warranties (except for a breach of the representations and warranties contained in
         Section 3.1(i), it being the intention of the parties that Buyer's rights against Seller with respect to Taxes shall be governed by
         Article VI and not this Article VIII except as specifically provided in
         Section 8.3) in this Agreement (it being understood that, for purposes of determining the truth and correctness of such representations and warranties, all Material Adverse Effect and materiality qualifiers
         (including the dollar thresholds and other materiality qualifiers incorporated in the definition of Business Contract) contained in such representations and warranties shall be disregarded), including, without limitation, representations and warranties of Seller contained in any certificate delivered by Seller at the Closing pursuant to the terms of Section 5.2(c) hereof (but disregarding any materiality qualification in any such certificate); provided, that subject to Section 8.5, any indemnification claim under this Section 8.1(b)(i) must be made within the period of survivability set forth in Section 3.3;

                  (ii) Seller's failure, or the failure of any subsidiary of Seller, to perform or otherwise fulfill any of its agreements, covenants, obligations or undertakings hereunder or under any of the Ancillary Agreements or under any document delivered by Seller or any of its subsidiaries pursuant to the terms of Section 2.2;

                  (iii) all Liabilities of Seller and its subsidiaries (other than the Subsidiaries) other than the Assumed Liabilities;

                  (iv) any property damage, personal injury, death, product recall, product return or other similar Liability arising out of products manufactured or distributed prior to the Closing Date (other than to the extent arising out of or resulting from the shipment, storage, handling or labelling (or any acts or omissions in respect thereof) of such products by Buyer, any of its affiliates or any of their direct or indirect distributors or agents after the Closing
         Date), whether in respect of any express or implied representation or warranty or otherwise; provided, that (without limiting any other Damages that may be recovered under this Section 8.1(b)(iv)), the Damages that can be recovered by Buyer from Seller under this Section 8.1(b)(iv) as a result of the return of such products of the Business after the Closing for credit or replacement shall be limited to the lesser of (a) replacement cost and (b) $225,000;

                  (v) any Environmental Laws in respect of any condition existing on the Closing Date that constitutes a violation of any Environmental Law or that would require under Environmental Laws any investigation, cleanup, remediation or removal actions with respect to the presence of Hazardous Materials; and

                  (vi) the Liabilities assumed by Seller or its Designees pursuant to Section 4.18.

         (c)  Indemnified  Liabilities.   All  such  Damages  described  in  the
foregoing paragraphs (a) and (b) are collectively referred to as "Indemnified Liabilities."

         (d) Environmental Matters. With respect to any Indemnified Liabilities arising under Section 8.1(b)(i) out of a breach of the representation set forth in Section 3.1(s) hereof or Section 8.1(b)(v):

                  (i) Buyer shall, and shall cause any applicable Subsidiary to, cooperate with any reasonable request by Seller to enable Seller to perform its obligations under this Article VIII with respect to such Indemnified Liabilities;

                  (ii) Buyer shall promptly after it has knowledge thereof notify Seller of the existence of any Indemnified Liabilities, but failure to so notify Seller promptly shall not relieve Seller of any of its obligations hereunder in the absence of actual prejudice and then only to the extent such actual prejudice is caused by such failure to so notify Seller; and

                  (iii) notwithstanding any other provision of this Agreement to the contrary, Damages relating to any environmental investigation, monitoring or remediation (collectively, "Remedial Actions") that would otherwise constitute Indemnified Liabilities shall be subject to indemnification only to the extent that: (i) the Remedial

         Action is required by a governmental entity pursuant to Environmental Laws and (ii) the Remedial Action is performed in a reasonably cost-effective manner considering the totality of the circumstances.

         8.2  Procedure.  If any of the  persons  to be  indemnified  under this
Article VIII has suffered or incurred any Damages with respect to which indemnification is to be sought hereunder, the indemnified party shall so notify the party from whom indemnification is sought promptly in writing describing such Damages, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Damages. If a claim or demand by a third party is made against an indemnified party or any action at law or suit in equity is instituted against an indemnified party by a third party (each claim, demand, action or suit by a third party, a "Third Party
Claim"), and if an indemnified party intends to seek indemnity with respect thereto under this Article VIII, such indemnified party shall promptly notify the indemnifying party in writing of such Third Party Claim setting forth such Third Party Claim in reasonable detail and tender to the indemnifying party the defense of such Third Party Claim. The failure of the indemnified party to give the indemnifying party prompt notice, to provide notice in the form required or tender the defense of a Third Party Claim as provided herein shall not relieve the indemnifying party of any of its obligations under this Article VIII, except to the extent that the indemnifying party is materially prejudiced by such failure. For 30 days after receipt of such notice the indemnifying party shall have the right but not the obligation to undertake the conduct and control, through counsel of its own choosing and at its own expense, of the settlement or defense of any Third Party Claim, and the indemnified party shall cooperate with the indemnifying party in connection therewith; provided, that if the indemnifying party elects to



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                                                                             101

undertake the conduct and control of such settlement or defense, then the indemnified party may participate in such settlement or defense through counsel chosen by such indemnified party provided that the fees and expenses of such counsel shall be borne by such indemnified party; provided, further, that pending the indemnifying party's decision whether to exercise its right to undertake the conduct and control of the settlement or defense of any Third
Party Claim, the indemnified party shall undertake, conduct and control the settlement or defense thereof, through counsel of its own choosing. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such Third Party Claim; provided, that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within 30 days after the receipt of the indemnified party's notice of a claim of indemnity hereunder in connection with a Third Party Claim that it elects to undertake the settlement or defense thereof, the indemnified party shall have the right to conduct and control the defense thereof and to contest, settle or compromise the Third Party Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. If the indemnifying party assumes the defense of a Third Party Claim in accordance with this Section 8.2 and on the date 60 days after the indemnifying party received notice of such Third Party Claim it continues its defense thereof with respect to any or all claims made in such Third Party Claim, then it will be deemed conclusively established for purposes of this Agreement that all claims are within the scope of and are subject to the indemnification provisions of this Article VIII, and the indemnifying party shall not be permitted to contest the applicability of Article VIII to such Third Party Claim or to contest the indemnifying party's obligation to provide indemnification with respect thereto. The indemnifying party shall not, except with the consent of the indemnified party, enter into any settlement or consent to entry of any judgment unless: (i) such settlement or judgment includes as an unconditional term thereof the giving by the person or persons asserting such claim to all indemnified parties (i.e., Seller Indemnified Party or Buyer Indemnified Party, as the case may be) an unconditional release from all liability with respect to such claim and (ii) the relief provided in connection with such settlement or judgment effected by the indemnifying party is satisfied entirely by the indemnifying party.

         8.3 Limitation on Indemnification. (a) Indemnification Threshold. Seller shall be required to indemnify, defend and hold harmless the Buyer Indemnified Parties under Section 6.1(a) and Section 8.1(b)(i) with respect to Damages incurred by such indemnified party in accordance with Section 6.1(a) and
Section 8.1(b)(i) only to the extent that the aggregate amount of all such Damages of the Buyer Indemnified Parties exceeds $7,500,000.

         (b) Certain Special, Indirect, Incidental, Consequential and Related Damages not Indemnifiable. In no event shall Seller or Buyer, as the case may be, be liable to Buyer Indemnified Parties or Seller Indemnified Parties, respectively, for special, indirect, incidental or consequential damages that are not reasonably foreseeable.

         (c) Indemnity Payments Reduced by Insurance Proceeds. Any indemnity payment payable pursuant to this Agreement (including, without limitation, under this Article VIII or under Article VI hereof) shall be decreased to the extent of any insurance proceeds received by the Buyer Indemnified Party or the Seller Indemnified Party, as the case may be, in respect of the Damages giving rise to such indemnity payment.

         (d) Limitation on Liability. In no event shall the aggregate liability of Seller and its subsidiaries under Section 6.1(a) and Article VIII exceed the Purchase Price, as such price may be adjusted in accordance with the terms hereof.

         8.4 Exclusive Remedy. Each of Seller and Buyer acknowledges and agrees that, from and after the Closing (except as provided in Section 9.9 hereof), its sole and exclusive remedy with respect to any and all claims against the other party relating to the subject matter of this Agreement (other than the Ancillary Agreements) shall be pursuant to the indemnification provisions set forth in this Article VIII (except for claims relating to Taxes, which shall be governed by Article VI except as specifically provided in Section 8.3) or as otherwise provided hereunder; provided, however, that there shall be no limitation on the right to obtain injunctive or other equitable relief under appropriate circumstances. In furtherance of the foregoing, each of Seller and Buyer hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from fraud) it may have against the other party relating to the subject matter of this Agreement arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation or otherwise including, without limitation, Environmental Laws. Buyer further acknowledges and agrees that, other than the representations and warranties of Seller specifically contained in this Agreement, the Ancillary Agreements and the instruments and/or certificates delivered at Closing, there are no representations or warranties of Seller or any other person affiliated with Seller either expressed or implied with respect to the Business, the Assets or the Assumed Liabilities.



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                                                                             104

         8.5 Time Period. If, at any time prior to the expiration date of the representations and warranties pursuant to Section 3.3 (the "Expiration Date"), any Seller Indemnified Party (acting in good faith) delivers to Buyer a written notice asserting a claim for recovery under Section 8.1(a)(i) (and setting forth in reasonable detail the basis for such Seller Indemnified Party's claim), then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved. If, at any time prior to the applicable Expiration Date, any Buyer Indemnified Party (acting in good faith) delivers to Seller a written notice asserting a claim for recovery under Section 8.1(b)(i) (and setting forth in reasonable detail the basis for such Buyer Indemnified Party's claim), then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Termination and Abandonment.

         (a) General. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                  (i) by mutual written consent of Buyer (for itself and as agents for its Designees) and Seller (for itself and as agent for it subsidiaries);

                  (ii) by Seller if any of the applicable conditions set forth in Section 5.1 or 5.3 shall have become incapable of fulfillment, and shall not have been waived by Seller;

                  (iii) by Buyer if any of the applicable conditions set forth in Section 5.1 or 5.2 shall have become incapable of fulfillment, and shall not have been waived by Buyer;

                  (iv) by Buyer on or after the 181st day after the date hereof if, through no failure of Buyer to satisfy any of its obligations under this Agreement, the Closing shall not have occurred; provided, that if the Closing shall not have occurred solely as a result of any condition set forth in Section 5.1(b) or 5.2(d) not having been satisfied, Seller may, upon notice to Buyer on or prior to such 181st day, extend the date upon or after which Buyer may terminate this Agreement under this
         Section 9.1(a)(iv) to the 271st day after the date hereof;

                  (v) by Seller on or after the 181st day after the date hereof if, through no failure of Seller to satisfy any of its obligations under this Agreement, the Closing shall not have occurred; provided, that if the Closing shall not have occurred solely as a result of any condition set forth in Section 5.1(b) not having been satisfied, Buyer may, upon notice to Seller on or prior to such 181st day, extend the date upon or after which Seller may terminate this Agreement under this
         Section 9.1(a)(v) to the 271st day after the date hereof; or

                  (vi) by either party if there shall be in effect any federal, state, local or foreign law or regulation that permanently enjoins, restrains or prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; provided, that a party shall not be permitted to terminate this Agreement under this Section 9.1(a)(vi) if the consummation of the transactions contemplated by this Agreement, notwithstanding the existence of such law, regulation, order, decree or judgment, would not be reasonably likely to have a material adverse effect on such party or on any entity that would be a subsidiary of such party after the Closing.

         (b) Procedure Upon Termination. In the event of the termination and abandonment of this Agreement, written notice thereof shall promptly be given to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto.

         (c) Survival of Certain Provisions. In the event this Agreement is terminated in accordance with Section 9.1(a), no party shall have any liability hereunder to the other party hereto or their respective directors, officers, employees, subsidiaries or other affiliates or representatives except for the obligations of the parties with respect to (A) confidential information in
Section 4.14, (B) termination and its effects in this Section 9.1, (C) notices in Section 9.3, (D) public disclosure in Section 9.8, (E) expenses in Section
9.2 and (F) governing law in Section 9.13; provided, that nothing herein will relieve any party from liability for any breach of any representation, warranty or covenant set forth in this Agreement prior to such termination. Except as specifically provided otherwise in this Agreement, the provisions of this Agreement shall survive the Closing.

         9.2 Fees and Expenses. Whether or not the transactions contemplated hereby are consummated, except as provided herein each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including, without limitation, attorneys', accountants', brokers' and other advisors' fees.

         9.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by overnight courier with delivery charges prepaid, or sent by telecopy, as follows:

         (a) if to Seller, to it at:

                  C. R. Bard, Inc.
                  730 Central Avenue
                  Murray Hill, New Jersey 07974
                  Attention:  General Counsel
                  Telecopy No.: (908) 277-8025

             with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017
                  Attention:  Philip T. Ruegger III, Esq.
                  Telecopy No.:  (212) 455-2502

         (b) if to Buyer, to it at:

                  Arterial Vascular Engineering, Inc.
                  3576 Unocal Place
                  Building B
                  Santa Rosa, CA  95403
                  Attn:  General Counsel
                  Telecopy No.:  (707) 541-3190

             with a copy to:

                  Cooley Godward LLP
                  3000 Sand Hill Road
                  Bldg. 3, Suite 230
                  Menlo Park, California  94025
                  Attn:  Craig E. Dauchy, Esq.
                  Telecopy No.:  (650) 854-2691
or to such other person or address as either party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery.

         9.4 Entire Agreement. This Agreement and the Ancillary Agreements (including the Exhibits and Schedules hereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written (other than the Confidentiality Agreement, dated February 15, 1998, between Seller and Buyer and the Supplemental Confidentiality Agreement, dated February 26, 1998, between Seller and Buyer).

         9.5 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly provided in Articles VI and VIII with respect to indemnification, nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.6 Assignability. This Agreement shall not be assigned by either of the parties hereto without the prior written consent of the other party; provided, however, that Buyer shall have the right to assign any or all of its rights to acquire the Stock or the Assets and to delegate any or all of its obligations to assume the Assumed Liabilities, and Seller shall have the right to delegate any or all of its obligations to assume Liabilities pursuant to
Section 4.18, to one or more of its respective direct or indirect affiliates (each a "Designee"); provided, further, however, that Buyer's lenders may possess a security or similar financing interest in and to any or all of the rights of Buyer under the Transaction Agreements; and



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                                                                             109

provided, further, however, that Buyer and Seller each hereby guarantee to the other the performance of their respective Designees.

         9.7 Amendment and Modification;  Waiver.  Except as provided in Section
9.17 and subject to applicable law, this Agreement and any Exhibit attached hereto may be amended, modified and supplemented by a written instrument expressly identified as an amendment hereto authorized and executed on behalf of Buyer and Seller at any time prior to the Closing Date with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No failure on the part of either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof. Except as set forth in Section 8.4 hereof, the remedies herein are cumulative and not exclusive of any remedies provided by law.

         9.8 Public Announcements. Unless otherwise required by law, prior to the Closing Date, no news release or other public announcement pertaining to the transactions contemplated by this Agreement will be made by or on behalf of either party without the prior approval of the other party, which approval shall not be unreasonably withheld. If in the judgment of either party such a news release or public announcement is required by law, the party intending to make such release or announcement shall provide prior notice to the other party of the contents of such release or announcement and shall consult with the other party with respect thereto.

         9.9 Specific Performance. Buyer and Seller each acknowledge that, in view of the uniqueness of the transactions contemplated by this Agreement, the other party might not have an adequate remedy at law for money damages if this Agreement has not been performed in accordance with its terms. Each party therefore agrees that the other party shall be entitled to such specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

         9.10 Bulk Sales Law. Without limiting Seller's indemnification obligations under Article VIII, the parties hereto each agree to waive compliance by the other with the provisions of the Bulk Sales Law of any jurisdiction.

         9.11 Section Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         9.13 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles thereof.

         9.14 Submission to Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the United States of America located in Boston, Massachusetts for any actions, suits or proceedings arising out of or relating to any Transaction Agreement or the transactions contemplated hereby or thereby (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of any Transaction Agreement or the transactions contemplated hereby or thereby, in the courts of the United States of America located in Boston, Massachusetts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         9.15 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent and only for the duration of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction. If any such provision shall be adjudged by any court or authority of competent jurisdiction to be prohibited or unenforceable but would be valid and enforceable if part of the wording thereof were to be deleted and/or the period thereof were to be reduced and/or the area thereby were to be reduced, such provision shall apply within the jurisdiction of such court or authority with such modifications as are necessary to make it valid and enforceable.

         9.16 Certain Defined Terms.

         For purposes of this Agreement, the term:

                  (i) "affiliate" of a person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first mentioned person;

                  (ii) "best efforts" shall not mean efforts which require the performing party to commence any litigation (except as expressly set forth) or to do any act that is unreasonable under the circumstances, or to expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professionals;

                  (iii)   "coronary"   shall  be  deemed  to  include,   without
         limitation, saphenous vein grafts and related products, activities and applications;

                  (iv) "Liabilities" shall mean any and all debts, liabilities and obligations of any nature, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, and whether or not required to be disclosed on a balance sheet prepared in accordance with GAAP;

                  (v) "Material Adverse Effect" shall mean an effect that is, or would reasonably be likely to be, materially adverse to (a) the business, results of operations or financial condition of the Business taken as a whole or (b) the ability of a party hereto to consummate any of the transactions contemplated hereby;

                  (vi) "person" means an individual, corporation, partnership, association, trust, incorporated organization, governmental authority, other entity or group (as defined in Section 13(d)(3) of the Exchange Act of 1934, as amended);

                  (vii) "subsidiary" or "subsidiaries" of Buyer, Seller or any other person means any corporation, partnership, joint venture or other legal entity of which Buyer, Seller or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

                  (viii) "knowledge" with respect to Seller and its subsidiaries shall mean the actual knowledge of Seller's executive officers or any other employee of Seller or any of its subsidiaries who is, or is in a position senior to, the head of a global technology center of the Business, and the term "knowledge" with respect to Buyer shall mean the actual knowledge of Buyer's executive officers; and

                  (ix) "Disclosure of Invention" means any written, oral or visual idea, concept or invention of an employee or consultant of Seller or its subsidiaries (including the Subsidiaries) in connection with the Business on the Closing Date, whether or not such idea, concept or invention has been formally submitted by the inventor(s) to an attorney, agent or other representative of Seller or its subsidiaries (including the Subsidiaries) for evaluation as to patentability.

         9.17 Schedules. Any fact or item which is clearly disclosed on any schedule to this Agreement in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement or to the information called for by another schedule or other schedules to this Agreement readily apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other schedule or schedules, as the case may be, notwithstanding the omission of a reference or cross-reference thereto. Any fact or item disclosed on any schedule hereto shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement. No amendment or supplement to any schedule hereto shall be taken into account for the purpose of determining whether the condition specified in Section 5.2(a) has been satisfied or for any other purpose, and no such amendment or supplement shall otherwise limit any of Buyer's rights or remedies under this Agreement; provided, however, that if (i) Seller delivers to Buyer an amendment or supplement to any schedule hereto prior to the Closing Date, (ii) Seller simultaneously advises Buyer in writing that, as a result of the information set forth in such amendment or supplement, the condition set forth in Section 5.2(a) will not be satisfied and Buyer accordingly will not be obligated to consummate the transactions contemplated by this Agreement and (iii) the Closing ultimately takes place, then such amendment or supplement will be given effect for the sole purpose of determining Seller's liability to Buyer under Section 8.1(b)(i).

         [The remainder of this page has been intentionally left blank. The following page is numbered S-1.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   C. R. Bard, Inc.


                                   By: /s/ Timothy M. Ring
                                       -------------------------------------
                                       Name: Timothy M. Ring
                                       Title: Group President


                                   Arterial Vascular Engineering, Inc.


                                   By: /s/ Lawrence J. Fassler
                                       -------------------------------------
                                       Name: Lawrence J. Fassler
                                       Title: Vice President and General Counsel